UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant To Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. __ )

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GLACIER BANCORP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒    No fee required
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☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

GLACIER BANCORP, INC.
49 Commons Loop
Kalispell, Montana 59901
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
to Be Held April 29, 2026
9:00 a.m. Mountain Time
To the Shareholders of Glacier Bancorp, Inc.:

    We cordially invite you to attend the 2026 Annual Meeting of Shareholders of Glacier Bancorp, Inc. (the “Company”), to be conducted on April 29, 2026, at 9:00 a.m. Mountain Time (the “Annual Meeting”) at The Hilton Garden Inn, 1840 Highway 93 South, Kalispell, Montana. The purpose of the Annual Meeting is to vote on the following proposals:

1.To elect ten directors to serve on the Company’s Board of Directors until the 2027 annual meeting of shareholders;

2.To vote on an advisory (non-binding) resolution to approve the compensation of the Company’s Named Executive Officers;

3.To ratify the appointment of Forvis Mazars, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026; and

4.To consider such other matters as may properly come before the meeting or any adjournments or postponements.

    If you were a shareholder of record or beneficial owner on February 26, 2026, you may vote on the proposals presented at the Annual Meeting. We encourage you to promptly vote by phone or via the Internet, or complete and return the enclosed proxy card or voting instruction form, to ensure that your shares will be represented and voted at the meeting in accordance with your instructions. If you attend the meeting in person, you generally will be able to withdraw your proxy and vote your shares.

    Further information regarding voting rights and the business to be transacted at the Annual Meeting is included in the accompanying Proxy Statement. The directors, officers, and employees who serve you genuinely appreciate your continued interest and support as a shareholder in the affairs of the Company and in its growth and development.

March 12, 2026	BY ORDER OF THE BOARD OF DIRECTORS
/s/ Ron J. Copher
Ron J. Copher, Secretary

                                                              YOUR VOTE IS IMPORTANT
Whether or not you plan to attend the Annual Meeting, please vote promptly by phone or via the Internet, or sign and date your proxy card or voting instruction form and return it in the enclosed postage prepaid envelope. You do not need to retain the proxy card or voting instruction form in order to be admitted to the Annual Meeting. If you attend the Annual Meeting, you may vote either in person or by proxy. You may revoke any proxy that you have given either in writing or in person at any time prior to the proxy’s exercise.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 29, 2026. A copy of this Proxy Statement and the Annual Report to Shareholders for the year ended December 31, 2025, which includes our Form 10-K, are available at www.proxyvote.com.

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GLACIER BANCORP, INC.
49 Commons Loop
Kalispell, Montana 59901
(406) 756-4200
PROXY STATEMENT

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 29, 2026: This Proxy Statement and the Annual Report to Shareholders for the year ended December 31, 2025, which includes our Form 10-K, are available at www.proxyvote.com.

In this Proxy Statement, the terms “we,” “us” and “our” refer to Glacier Bancorp, Inc.

INFORMATION ABOUT THE MEETING

    Meeting Information. This Proxy Statement and the accompanying proxy card or voting instruction form are being sent to shareholders on or about March 12, 2026, for use in connection with the 2026 Annual Meeting of Shareholders of Glacier Bancorp, Inc. (the “Company” or “Glacier”), to be held on Wednesday, April 29, 2026, at 9:00 a.m. Mountain Time (the “Annual Meeting”) at The Hilton Garden Inn, 1840 Highway 93 South, Kalispell, Montana.

    Record Date. If you were a shareholder on February 26, 2026 (the “Record Date”), you are entitled to vote at the Annual Meeting. There were approximately 130,107,508 shares of our common stock outstanding on the Record Date.

    Quorum. The quorum requirement for holding the Annual Meeting and transacting business is a majority of the outstanding shares entitled to be voted. The shares may be present in person or represented by proxy at the Annual Meeting. Both abstentions and broker non-votes (as defined below) are counted as present for the purpose of determining the presence of a quorum.

    Voting Your Shares Now or at the Annual Meeting. To vote now, follow the instructions on your proxy card or voting instruction form. Please vote promptly via the Internet (www.proxyvote.com) or phone (1-800-690-6903) or by completing and mailing your proxy card or voting instruction form. You generally may vote your shares at the Annual Meeting if you attend in person.

    Revocation. Any proxy given by a shareholder of record or voting instructions given by a beneficial owner may be revoked before the proxy or voting instructions are exercised at the Annual Meeting by telephone, Internet or mail received prior to 11:59 p.m. Eastern Time on Tuesday, April 28, 2026, or by attending the Annual Meeting in person.

    Solicitation of Proxies. Our Board of Directors (“Board”) is soliciting shareholder proxies, and we will pay the associated costs. Solicitation may be made by our directors, officers and employees or by the directors, officers and employees of the divisions of our banking subsidiary, Glacier Bank (“Glacier Bank”), operating under the following names:

•Altabank (American Fork, Utah)	•First State Bank (Wheatland, WY)
•Bank of the San Juans (Durango, CO)	•Glacier Bank (Kalispell, MT)
•Citizens Community Bank (Pocatello, ID)	•Guaranty Bank & Trust (Mount Pleasant, TX)
•Collegiate Peaks Bank (Buena Vista, CO)	•Heritage Bank of Nevada (Reno, NV)
•First Bank of Montana (Lewistown, MT)	•Mountain West Bank (Coeur d’Alene, ID)
•First Bank of Wyoming (Powell, WY)	•The Foothills Bank (Yuma, AZ)
•First Community Bank Utah (Layton, UT)	•Valley Bank (Helena, MT)
•First Security Bank (Bozeman, MT)	•Western Security Bank (Billings, MT)
•First Security Bank of Missoula (Missoula, MT)	•Wheatland Bank (Spokane, WA)

    We do not expect to engage an outside firm to provide proxy solicitation services. However, if we do, we will pay a fee for such services. Solicitation may be made through the mail or by telephone, facsimile, email, or in person.

Voting on Matters Presented

    Proposal No. 1 - Election of Directors. The ten director nominees who receive the highest number of affirmative votes will be elected. Shareholders are not permitted to cumulate their votes for the election of directors. Votes may be cast FOR or WITHHELD from each nominee. Broker non-votes will have no effect on the outcome of the election.
    As described in the section entitled “Corporate Governance – Majority Voting Policy,” the Company has adopted a Majority Voting Policy. Under the policy, as part of the nomination of directors, each of our director nominees is required to tender an irrevocable resignation as a director of the Company. The Company has such a letter on file from each director nominee. If any such director nominee receives more WITHHELD votes than FOR votes in an uncontested election of directors, his or her resignation will be considered by the Company’s Nominating/Corporate Governance Committee (the “Nominating/Governance Committee”) and the Board and may be accepted or rejected.
Proposal No. 2 - Advisory (Non-Binding) Vote on Executive Compensation. A vote FOR this proposal by a majority of the shares voting on the proposal is required to approve the advisory (non-binding) resolution on the compensation of our officers named in the Summary Compensation Table below (the “Named Executive Officers”). You may vote FOR, AGAINST or ABSTAIN from approving the advisory (non-binding) resolution on executive compensation. Abstentions and broker non-votes will have no effect on the outcome of the proposal.

    Proposal No. 3 - Ratification of Independent Registered Public Accounting Firm. The proposal to ratify the appointment of Forvis Mazars, LLP as the Company’s independent registered public accounting firm (also referred to as “independent auditors”) for the fiscal year ending December 31, 2026, will be approved if a majority of the shares voting on the proposal are cast FOR the proposal. You may vote FOR, AGAINST or ABSTAIN from approving the proposal. Abstentions and broker non-votes will have no effect on the outcome of the proposal.
    Voting by Shareholders of Record and Beneficial Owners. A significant percentage of Glacier shareholders hold their shares through a broker, bank or other nominee rather than directly in their own names listed in the records maintained by the Company’s transfer agent. As summarized below, there are some differences between the two types of ownership.
    Shareholders of Record. If your shares are registered directly in your name with Glacier’s transfer agent, Equiniti Trust Company, LLC, you are considered the shareholder of record with respect to those shares, and you have the right to grant your voting proxy directly to Glacier. We have enclosed a proxy card for you to use. You also may vote in person at the Annual Meeting as described in the section entitled “Voting in Person at the Annual Meeting.”
Shares represented by properly executed proxies that are received prior to the deadline for submitting proxies and that are not revoked will be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated, the persons named in the proxy will vote the shares represented by the proxy (i) FOR the director nominees listed in this Proxy Statement, (ii) FOR the advisory (non-binding) resolution to approve the compensation of our Named Executive Officers ("NEOs"), and (iii) FOR ratification of the appointment of Forvis Mazars, LLP as our independent registered public accounting firm.
    Beneficial Owners. If your shares are held in a stock brokerage account or by a bank or other nominee (including shares held for your account in the Company’s Profit Sharing and 401(k) Plan (“401(k) Plan”)), you are considered the beneficial owner of the shares, and these proxy materials are being forwarded to you by your broker, other nominee, or the trustee for the 401(k) Plan. As the beneficial owner, you have the right to direct your broker, other nominee or the trustee on how to vote. You are being provided with a voting instruction form to use in directing how your shares are to be voted. Beneficial owners (other than participants in the 401(k) Plan) generally are also permitted to vote in person as described in the section entitled “Voting in Person at the Annual Meeting.”
    Under the rules of the New York Stock Exchange (the "NYSE") governing voting by brokers, brokers may vote on behalf of their customers without voting instructions or other customer authorization only on routine meeting proposals. Brokers cannot vote on behalf of beneficial owners on non-routine proposals (defined as “broker non-votes”) unless the beneficial owner provides voting instructions. Generally, broker non-votes occur with respect to a particular proposal because (i) the broker has not received voting instructions from the beneficial owner and (ii) the broker lacks discretionary voting power to vote such shares.

    If your shares are held in a brokerage account and you do not submit voting instructions to your broker, your broker may vote your shares at this meeting only on the ratification of the appointment of the independent registered public accounting firm, which is a routine proposal under the NYSE’s rules. If no instructions are given with respect to the other two proposals, your broker cannot vote your shares on those proposals.

Voting in Person at the Annual Meeting

    You may vote your shares at the Annual Meeting even if you have previously submitted your vote (except for participants in the 401(k) Plan). If you choose to vote your shares in person at the Annual Meeting, please bring the enclosed proxy card or voting instruction form and proof of identification. Even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

    There were approximately 130,107,508 shares of common stock outstanding on the Record Date.

Principal Shareholders

    The following table includes information as of December 31, 2025, concerning the persons or entities, including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), who or which was known to us to be the beneficial owner of more than 5% of the Company’s issued and outstanding common stock on the Record Date.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class
Common Stock	BlackRock, Inc. 55 East 52nd Street New York, NY 10055	14,183,609 (2)	10.9%
Common Stock	The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	12,350,033 (3)	9.5%

(1)Pursuant to rules promulgated by the Securities and Exchange Commission (“SEC”) under the Exchange Act, a person or entity is considered to beneficially own shares of common stock if the person or entity has or shares (i) voting power, meaning the power to vote or to direct the voting of the shares, or (ii) investment power, meaning the power to dispose of or to direct the disposition of the shares.
(2)A Schedule 13G/A filed with the SEC on January 23, 2024, indicates that BlackRock, Inc. (“BlackRock”), had sole voting power over 13,930,091 shares and sole dispositive power over 14,183,609 shares of the Company’s common stock. The securities are beneficially owned by various BlackRock subsidiaries, including BlackRock Fund Advisors, which has beneficial ownership of more than 5% of the outstanding common stock. For purposes of the Exchange Act, BlackRock is deemed to be a beneficial owner of such shares.
(3)A Schedule 13G/A filed with the SEC on February 13, 2024, indicates that The Vanguard Group, Inc. (“Vanguard”) had shared voting power over 73,126 shares, sole dispositive power over 12,157,370 shares and shared dispositive power over 192,663 shares of the Company’s common stock. The securities are beneficially owned by various Vanguard subsidiaries. For purposes of the Exchange Act, Vanguard is deemed to be a beneficial owner of such shares.

Directors and Named Executive Officers

    The following table shows, as of February 26, 2026 (except as otherwise indicated below), the amount of Glacier common stock beneficially owned by (a) each director and director nominee of the Company, (b) each NEO, and (c) all of Glacier’s directors, director nominees, and NEOs as a group. Beneficial ownership is a technical term broadly defined by the SEC. In general, beneficial ownership includes (i) securities over which a director or a NEO is deemed to have voting or investment power, either directly or indirectly, and (ii) stock options or other rights that are exercisable currently or become exercisable within 60 days of the date as of which the beneficial ownership was determined. Except as noted below, each holder has sole voting and investment power for all shares beneficially owned.

Name and Address** of Beneficial Owner	Position	Amount and Nature of Beneficial Ownership of Common Stock as of February 26, 2026 (1)
Named Executive Officers
Randall M. Chesler	Director, President and Chief Executive Officer (“CEO”)	94,982	(2)	*
Ron J. Copher	Executive Vice President (“EVP”), Chief Financial Officer (“CFO”) and Secretary	121,669	(3)	*
Don J. Chery	EVP and Chief Administrative Officer ("CAO")	51,539	(4)	*
Ryan T. Screnar	EVP and CAO	10,795	(5)	*
Lee K. Groom	EVP and Chief Experience Officer ("CXO")	10,980		*
Directors
David C. Boyles	Director	32,733	(6)	*
Robert A. Cashell, Jr.	Director	134,344		*
Jesus T. Espinoza	Director	5,598		*
Annie M. Goodwin	Director	18,239	(7)	*
Kristen L. Heck	Director	11,999		*
Michael B. Hormaechea	Director	7,259		*
Craig A. Langel	Director, Chair of the Company and Glacier Bank	96,551	(8)	*
Douglas J. McBride	Director	19,958		*
Beth Noymer Levine	Director	2,668		*
Current executive officers and directors as a group (13 individuals)		619,314		*

*    Represents less than 1% of outstanding common stock.
**    The business address for each beneficial owner is 49 Commons Loop, Kalispell, Montana 59901.
(1)The numbers and percentages shown are based on the number of shares of Glacier common stock deemed beneficially owned under applicable regulations.
(2)Includes 7,590 shares held for Mr. Chesler’s account in the 401(k) Plan.
(3)Includes 32,585 shares held for Mr. Copher’s account in the 401(k) Plan.
(4)Shares beneficially owned as of February 7, 2025, the date Mr. Chery ceased to be an NEO in connection with his retirement, and held jointly with Mr. Chery's spouse.
(5)Includes 3,115 shares held for Mr. Screnar's account in the 401(k) Plan.
(6)Includes 30,809 shares held jointly with Mr. Boyles’ spouse.
(7)Includes 5,455 shares held in Ms. Goodwin's IRA account
(8)Includes 96,434 shares held directly by Mr. Langel and 117 shares owned by Mr. Langel’s spouse.

Section 16(a) of the Exchange Act requires our directors and executive officers to file reports of their ownership of Glacier’s common stock to the SEC. Based solely on a review of the filings made with the SEC and written representations from our directors and executive officers, we believe that all Section 16(a) filing requirements that apply to our directors and executive officers were complied with for the fiscal year ended December 31, 2025.

TRANSACTIONS WITH MANAGEMENT

Certain Transactions

Transactions between Glacier or its affiliates and related persons (including directors and executive officers of Glacier or their immediate family members) generally must be approved by the Audit Committee (or a comparable committee of independent disinterested directors), in accordance with the Related Person Transactions Policy adopted by the Board. Under the policy, a transaction between Glacier or Glacier Bank and a “related person” will be consummated only if (i) the designated committee, or a majority of the disinterested independent members of the Board, approves or ratifies such transaction in accordance with the guidelines set forth in the policy and (ii) the transaction is on terms comparable to those that could be obtained in arm’s-length dealings with an unrelated third party.

During 2025, certain directors and executive officers (and their associates) of Glacier and Glacier Bank were customers of one or more of our bank divisions, and it is anticipated that such individuals will continue to be customers in the future. All transactions between Glacier Bank and such executive officers and directors (and their associates) were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the bank, and, in the opinion of management, did not involve more than the normal risk of collectability or present other unfavorable features.

SHAREHOLDER ENGAGEMENT

Discussions with Our Shareholders

The Company greatly values input from its shareholders regarding corporate governance, compensation and other important matters related to the Company and its operations. Throughout 2025, management and our Board continued to maintain open lines of communication with significant shareholders. Any feedback received by management is reported to the Board and is taken into consideration with respect to ongoing oversight and decision-making activities. The Company and our directors welcome feedback from shareholders and potential investors.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

In accordance with the Company’s Restated Articles of Incorporation (the "Restated Articles") and amended and restated Bylaws (the “Bylaws”), the Board has set the number of directors for election to the Board at the 2026 Annual Meeting at ten and has nominated the ten persons identified below in the section entitled “Director Nominees” for election at the Annual Meeting. If you elect the nominees presented, they will hold office until the election of their successors at the annual meeting in 2027 or until their earlier resignation.

We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, the proxies may be voted for the election of such substitute nominee(s) as may be designated by the Board.

Director Nominees

Name	Age(1)	Gender	Director Since	Independent?	Committee Memberships(2)
David C. Boyles (3)	75	M	2018	Yes	A (Chair), CP, N/G, RO
Robert A. Cashell, Jr.	60	M	2021	Yes	A, CP (Chair), N/G, RO
Randall M. Chesler (4)	67	M	2016	No
Jesus T. Espinoza	78	M	2022	Yes	A, CP, N/G, RO
Annie M. Goodwin	67	F	2012	Yes	A, CP, N/G, RO (Chair)
Kristen L. Heck	57	F	2021	Yes	A, CP, N/G, RO
Michael B. Hormaechea	54	M	2021	Yes	A, CP, N/G, RO
Craig A. Langel (3),(5)	75	M	2005	Yes	A, CP, N/G, RO
Douglas J. McBride	73	M	2006	Yes	A, CP, N/G (Chair), RO
Beth Noymer Levine	65	F	2025	Yes	A, CP, N/G, RO

(1)Age at February 26, 2026.
(2)Audit Committee = A; Compensation and Human Capital Committee = CP; Nominating/Governance Committee = N/G; Risk Oversight Committee = RO
(3)Designated by our Board as an “audit committee financial expert” as defined by SEC rules.
(4)Mr. Chesler serves as President and CEO.
(5)Mr. Langel serves as Chair of the Board.

Under the Restated Articles, the number of directors is determined from time to time by a vote of the majority of the Board and may be no fewer than seven and no more than seventeen. Our Board has set the number of directors on the Board at ten, and the Nominating/Governance Committee has identified the ten director nominees set forth above.

Information regarding each of the nominees is provided below, including each nominee’s name, principal occupation, and public company directorships during the past five years. All of the nominees are currently directors of both Glacier and Glacier Bank. Information regarding the amount and nature of each nominee’s ownership of Glacier common stock is provided in the section entitled “Voting Securities and Principal Holders Thereof.”

David C. Boyles Mr. Boyles is a banker with over 47 years of commercial banking experience. He served as President and Chair of the Board of Columbine Capital Corp., and its subsidiary Collegiate Peaks Bank (“Columbine”) from 2006 until January 2018, when Columbine was acquired by the Company. Mr. Boyles also served as Chair of the Audit Committee of Columbine. Prior to joining Columbine, Mr. Boyles served for 22 years as President and CEO and Chair of Guaranty Bank and Trust Company. Mr. Boyles is a founding Trustee of the Rose Community Foundation in Denver, Colorado, where he served for ten years and then continued as a member of its Investment Committee for six years. He served on the board of directors of Rose Hospital for 40 years, and has been on the boards of directors of Winter Park Ski Area and Boy Scouts of America, as well as a trustee of HealthONE. Mr. Boyles also served as the Tenth Federal Reserve District representative to the Federal Reserve Advisory Council from 2006 to 2008. Mr. Boyles currently serves on the Board of Collegiate Peaks Bank, Division of Glacier Bank. Mr. Boyles completed his undergraduate studies at the University of Colorado-Boulder, where he earned a Bachelor of Arts degree in Chemistry and a Bachelor of Science degree in Business-Finance. Mr. Boyles brings to the Board his extensive banking and regulatory knowledge.

Robert A. Cashell, Jr. Mr. Cashell, Jr., is the owner and President of Robert Parker, Inc., which operates the Winners Inn Casino, Pete’s Gambling Hall, Sundance Casino, and the Topaz Lodge. Since 1995, Mr. Cashell, Jr., has also served as the owner and President of Alamo Gaming Holdings, LLC, which owns and operates five casinos in Nevada travel centers under the brand name Alamo Casino. Mr. Cashell, Jr., is also the President and shareholder of Winners Gaming, Inc., a slot route company operating in over 55 taverns and convenience store locations in Nevada. Mr. Cashell, Jr. has over 35 years of experience in hospitality, tourism, recreation, and gaming, and has served on several community boards and trade associations. He is also a director of Red Rock Resorts, Inc., a Nasdaq-listed company, and serves as Chair of its Corporate Governance Committee and a member of its Audit and Compensation and Human Capital Committees. He was a member of the Board of Managers of Station Casinos LLC, a company with securities registered pursuant to Section 12(g) of the Exchange Act, from 2011 until 2017. Mr. Cashell, Jr., previously served as the Chair of the Board and a member of the loan and audit committees of Heritage Bancorp and Heritage Bank of Nevada until Heritage Bank was acquired by the Company in 2020, and he currently serves as Chair of Heritage Bank, Division of Glacier Bank. He earned a Bachelor of Arts at Pepperdine University. Mr. Cashell, Jr. brings extensive experience in governmental relations, business management and operations, and executive-level leadership to the Board.

Randall M. Chesler Beginning January 1, 2017, Mr. Chesler has served as President and CEO of Glacier and Glacier Bank. Mr. Chesler has more than 40 years of experience in the financial services industry and currently serves on the boards of the Glacier National Park Conservancy, the Montana High Tech Alliance, and the Pacific Coast Banking School. Mr. Chesler is a past Chair of the Mid-Size Bank Coalition of America and currently represents the Ninth District of the Federal Reserve on the Federal Advisory Council. Prior to joining Glacier in 2015, he served as President of CIT Bank, the Salt Lake City-based banking subsidiary of CIT Group. During his ten years with CIT, Mr. Chesler held progressive leadership positions, including President of Small Business Lending and President of Consumer Finance. Prior to CIT, Mr. Chesler held leadership positions with Size Technologies, Associates First Capital, Visa and Citibank. Mr. Chesler brings broad experience in a variety of aspects of financial services and technology industries, as well as proven leadership skills.

Jesus T. Espinoza Mr. Espinoza is a prominent architect of Latino community and business development policy and programs, with over 45 years of community development experience that spans the public, private and non-profit spectrum. Mr. Espinoza is the President and CEO of Espinoza Community Development LLC, a company dedicated to private community development, and is the co-founder and former President and CEO of Raza Development Fund, the largest Latino Community Development Financial Institution in the United States. He also currently serves as a director for The Foothills Bank, Division of Glacier Bank. Mr. Espinoza has extensive experience in executive-level leadership, corporate management, consultation, asset management and community, business and real estate development.

Annie M. Goodwin Ms. Goodwin is an attorney in Helena, Montana, and is the principal of the Goodwin Law Office, P.L.L.C. She maintains a general practice of law including trusts/estate planning, business, nonprofit organizations, and regulatory law. Ms. Goodwin served as Montana’s Commissioner of Banking and Financial Institutions from 2001 to 2010, as Chief Legal Counsel of the Montana Banking and Financial Institutions Division and Department of Commerce from 1988 to 2001, and worked in private practice prior to that time. She has been invited to speak at Bank Director Audit/Risk and the Montana Independent Bankers Association conferences. She was appointed to the Commission on Character and Fitness of Attorney Admissions to the State Bar of the Montana Supreme Court, where she has served as Chair since 1988. She also currently serves as a director for Valley Bank, Division of Glacier Bank. She is active in the State Bar of Montana. Ms. Goodwin earned her Bachelor of Science degree in nursing from Carroll College and worked as a registered nurse before going on to earn her Juris Doctor degree from the University of Montana Law School. She continued her legal education at Hastings College of Law, George Mason University of Law in the Banking Law Section, and completed the FDIC Bank Examination School for Attorneys. Ms. Goodwin brings to the Board her legal expertise and knowledge gained in her role as Commissioner where she had regulatory oversight over the financial institutions in Montana.

Kristen L. Heck Ms. Heck is the owner and Chief Executive Officer of Alternative Staffing Corporation doing business as LC Staffing Service, a Certified Woman Owned Small Business and a Certified Disadvantaged Business Enterprise. She is also the founder and owner of Loyal Care LP, an independent in-home care assistance service. Ms. Heck has over 30 years of leadership in the talent acquisition and staffing industry and over 12 years of experience leading and growing businesses. Ms. Heck is a director of Timber Products Manufacturers Association (in association with TPM MEWA Trust) and also serves as a director of Industrial Staffing Captive and Stillwater Christian School. She currently serves as a director of Glacier Bank, Division of Glacier Bank. Ms. Heck brings to the Board 16 years of experience as a bank director, extensive experience in human capital management and diversity, entrepreneurial and executive expertise, and knowledge of business management and operations, risk assessment and financial reporting.

Michael B. Hormaechea Mr. Hormaechea is the manager of Hormaechea Development LLC and has over 25 years of leadership in the real estate development industry for residential, commercial resort and mixed-use projects. He currently serves as Chair of Mountain West Bank, Division of Glacier Bank. Mr. Hormaechea earned a Bachelor’s degree in Business Administration at the University of San Diego and brings extensive experience in real estate development, construction management, finance, sales, marketing, executive-level leadership, corporate management, operations, strategic planning and business development.

Craig A. Langel Mr. Langel has served the accounting profession for over 40 years and was a Certified Public Accountant (“CPA”) accredited in Business Valuation and a Certified Valuation Analyst. He was an officer and shareholder of Langel & Associates, P.C., providing consulting and tax services throughout the United States. In addition, Mr. Langel is the owner and President of CLC Restaurants, Inc., which owns and operates Taco Bell and KFC restaurants in Montana, Idaho, and Washington, and he is a part owner of Mustard Seed Restaurants. Mr. Langel previously served as a director of Glacier’s former subsidiary First Security Bank of Missoula from 1984 to 2005 and from February 2009 until the consolidation of Glacier’s bank subsidiaries in 2012. Mr. Langel received his education at Montana State University, graduating with a Bachelor of Science degree in accounting. With a career as a CPA for over 40 years, Mr. Langel brings extensive financial acumen to the Board, as well as his experience as a business owner and executive.

Douglas J. McBride Dr. McBride has been an optometrist in Billings for over 30 years. He is a former President of the Montana State Board of Examiners for Optometry, of which he has been a member since 1993, and a past President of the Montana Optometric Association. Dr. McBride is also the former Chair of the Advisory Board for TLC Laser Eye Center in Billings and is the former administrator for the State of Montana for Vision Source, an optometric franchise. Dr. McBride currently serves as a director of Western Security Bank, Division of Glacier Bank. Dr. McBride earned his Bachelor of Arts degree at Linfield College and his Doctor of Optometry degree at the Illinois College of Optometry. Dr. McBride’s expertise in the healthcare community is valuable to the Board and allows him to provide insight into the Company’s healthcare and medical benefit issues, as well as the healthcare industry in general.

Beth Noymer Levine Ms. Noymer Levine is the founder and Principal of SmartMouth Communications, a consulting firm established in 2005 that is focused on helping individuals and organizations communicate effectively. She is also a successful author and frequent speaker on a variety of topics related to effective public communications, media relations, and personal and corporate presentations. Prior to entering the communications consulting business, Ms. Noymer Levine worked for a consulting firm providing investor and public relations and media strategies. She also served as Executive Vice President, Corporate Public Relations, for NationsBank prior to its merger with Bank of America. Ms. Noymer Levine currently serves on the Board of First Community Bank, Division of Glacier Bank. Ms. Noymer Levine brings to the Board extensive experience in executive-level communications, leadership and leadership coaching, media relations, and corporate and management development, in addition to the skills she has acquired as a founder, owner and operator of a successful business.

    The Board unanimously recommends a vote FOR the election of each of the nominees to the Board.

CORPORATE GOVERNANCE

Corporate Governance Guidelines and Policies

The Board is committed to good business practices, transparency in financial reporting, and high standards of corporate governance. Glacier operates within a comprehensive plan of corporate governance for the purpose of defining responsibilities, setting high standards of professional and personal conduct, and assuring compliance with such responsibilities and standards. We regularly monitor developments in the area of corporate governance. The Board periodically reviews our governance policies and practices against those suggested by various groups or authorities active in corporate governance and the practices of other companies, as well as the requirements of the related SEC rules and listing standards of the NYSE.

Our Governance Documents and Policies

You can access the following corporate governance documents of the Company by visiting the Company’s website at www.glacierbancorp.com and clicking on “Governance Documents” or by writing to Corporate Secretary, 49 Commons Loop, Kalispell, Montana 59901:

•Nominating/Corporate Governance Committee Charter
•Compensation and Human Capital Committee Charter
•Audit Committee Charter
•Risk Oversight Committee Charter
•Director Code of Ethics Policy
•Code of Ethics for Senior Financial Officers
•Code of Business Conduct & Ethics
•Corporate Governance Policy
•Clawback Policy
•Anti-Hedging Policy
•Anti-Pledging and Margin Account Policy
•Majority Voting Policy
•Director and Executive Officer Stock Ownership and Retention Guidelines Policy
•Community and Social Responsibility Report

Codes of Ethics

The Board has adopted a Director Code of Ethics Policy, as well as a Code of Ethics for Senior Financial Officers that applies to the Company’s president, chief executive officer, chief financial officer, chief administrative officer, chief accounting officer, treasurer, head of financial planning and analysis, and any persons performing similar functions. The Company also has a Code of Business Conduct and Ethics that governs its employees.

Corporate Governance Policy
The Board has adopted a Corporate Governance Policy to facilitate the effective oversight of the Company’s management and strategic objectives for the benefit of our shareholders. The Corporate Governance Policy sets forth the independence and other qualification standards for directors, including with regard to diversity of backgrounds, skills and other attributes, adherence to the highest financial standards, and ownership of our shares. The policy outlines the responsibilities of directors regarding, among other matters, attendance at meetings and the exercise of diligence and sound, independent judgment while acting in good faith and in a manner the director reasonably believes to be in the best interests of the Company. The Corporate Governance Policy also addresses the Board’s oversight of the Company’s strategic objectives, financial budgets, corporate policies, executive succession planning, and the effectiveness of management and management’s accountability for achieving Company results. The policy assures the Board’s access to management and independent advisors and outlines principles for director compensation.

As required under our Corporate Governance Policy, members of the Board conduct a self-evaluation at least annually under the oversight of the Nominating/Governance Committee to determine whether the Board and each of its committees are functioning effectively. The results of the evaluation also inform the Committee’s recommendations for Board candidates. The Nominating/Governance Committee will make recommendations to the Board based on the annual evaluation outcomes.
See the subheading “Nominating/Corporate Governance Committee” below for a discussion of recent actions.

Clawback Policy

The Board has adopted a Clawback Policy providing for the recovery of incentive compensation in specified circumstances. Under the Clawback Policy, if Glacier is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under applicable securities laws, including any required accounting restatement to correct a material error in previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, the Company will seek to recover compensation from any current or former executive officer who received incentive compensation based wholly or in part upon the attainment of a financial reporting measure during the three-year period preceding the date of the restatement, in excess of what would have been paid to the executive under the accounting restatement.

Anti-Hedging Policy

The Board has adopted an Anti-Hedging Policy that prohibits our directors, officers and employees and their designees from engaging in a “hedging transaction,” which is generally a transaction that would have the economic effect of establishing a downside price protection in connection with Glacier common stock owned by such person, whether by purchasing or selling a security or derivative security, or otherwise. This type of transaction may create the appearance that the person’s interests are not aligned with those of our shareholders generally, to the extent that it is designed to hedge or offset any decrease in the market value of Glacier common stock, some or all of which may have been granted to our directors, officers and employees as part of their compensation.

Anti-Pledging and Margin Account Policy

The Board has adopted an Anti-Pledging and Margin Account Policy that prohibits our directors and executive officers from pledging Glacier common stock as collateral or from holding Glacier common stock in a margin account.

    See the subheading “Majority Voting Policy” below for a discussion of that policy.

Stock Ownership and Retention Guidelines Policy

The Board has adopted a Director and Executive Officer Stock Ownership and Retention Guidelines Policy (the “Stock Ownership Policy”) for its directors and executive officers which is intended to help closely align the financial interests of such persons with those of Glacier’s shareholders. Within five years after appointment or election to the Board, each director is expected to acquire and retain shares of Glacier common stock having a market value of at least five times his or her annual cash retainer, exclusive of committee fees. All directors have met the guideline or are on track to meet the guideline within the required timeframe.

Executive officers who are required to file reports pursuant to Section 16 of the Exchange Act are similarly expected, within five years of appointment or within three years of an increase in base salary, to acquire and retain Glacier shares having a specified market value. The CEO is expected to own shares having a market value equal to at least six times his or her annual base salary, and each other executive officer is expected to own shares having a market value equal to at least four times his or her annual base salary. Each of our executive officers has met the guideline or is on track to meet the guideline within the required timeframe.

The Stock Ownership Policy permits the inclusion of unvested restricted stock units (“RSUs”) when calculating a director or executive officer's level of share ownership. Unless a director or executive officer has achieved the applicable guideline level of share ownership, he or she is required to retain an amount equal to 50% of the net shares received as a result of the exercise, vesting or payment of any Glacier equity awards granted to him or her. Other members of senior management who are eligible to receive equity-based awards are also subject to stock retention guidelines, which include the same requirement to retain 50% of all net shares received if the requirements under the applicable guidelines are not met.

Insider Trading Policy

The Company has adopted an insider trading policy that governs the purchase, sale, and other dispositions of our securities, applicable to our directors, officers, employees, and other covered persons. The Company believes that its insider trading policy is reasonably designed to promote compliance by the Company and persons covered by the policy with insider trading laws, rules and regulations, as well as NYSE listing standards applicable to the Company. A copy of the Company's insider trading policy is filed as Exhibit 19 to the Company's Form 10-K for the year ended December 31, 2025.

Board Leadership Structure

The Board is committed to maintaining an independent Board. To that end, it has been our practice to separate the duties of Chair and CEO. At this time, the Board believes that the separation of duties of Chair and CEO eliminates any inherent conflict of interest that may arise when the roles are combined and that a non-employee director who is not serving as an executive officer of Glacier can best provide the necessary leadership and objectivity required as Chair.

Director Qualifications

The Board believes that it is necessary for each of our directors to possess many qualities and skills. All of our directors bring to our Board a wealth of leadership experience derived from their extensive board service and their service in a variety of professional and executive positions, as follows:

Director Nominee	Banking Industry	Audit / Accounting / Finance	Business Operations	Legal / Regulatory	Risk Management	Executive Leadership	Human Capital / Diversity
David C. Boyles	●	●	●	●	●	●
Robert A. Cashell Jr.	●	●	●		●	●	●
Randall M. Chesler	●	●	●	●	●	●	●
Jesus T. Espinoza	●		●		●	●	●
Annie M. Goodwin	●			●	●	●	●
Kristen L. Heck	●	●	●		●	●	●
Michael B. Hormaechea	●	●	●			●
Craig A. Langel	●	●	●	●	●	●	●
Douglas J. McBride	●		●			●	●
Beth Noymer Levine	●		●			●	●
As outlined in our Corporate Governance Policy and its charter, the Nominating/Governance Committee is responsible for, among other duties, monitoring Board composition and the oversight and nomination process for director nominees. To this end, the Nominating/Governance Committee annually reviews the experience, qualifications, attributes and skills of each director and nominee as part of its evaluation as to whether or not the nominees are the right individuals to serve on Glacier’s Board and help Glacier successfully meet its long-term strategic plans. Because each director must be re-elected at each annual meeting, the Nominating/Governance Committee has a yearly opportunity to assess these factors and, if appropriate, determine not to re-nominate any director. A more detailed discussion regarding the considerations given by the Nominating/Governance Committee when considering director nominees is set forth below in the section entitled “Nominating/Corporate Governance Committee.”

Majority Voting Policy

The Company has adopted the Majority Voting Policy under which each director nominee is required to tender an irrevocable resignation as a director of the Company. The Company has such a letter on file from each 2026 director nominee. If any such nominee receives more WITHHELD votes than FOR votes in an uncontested election of directors, his or her resignation will be considered by our Nominating/Governance Committee and our Board.

We believe that the Majority Voting Policy enhances our accountability to shareholders by formalizing the consequences of a “majority withhold” vote and demonstrating our responsiveness to director election results, while at the same time protecting the long-term interests of the Company and its shareholders.

An “uncontested election” is generally an election in which the number of nominees for election does not exceed the number of Board positions to be filled. In a contested election, the Majority Voting Policy will not apply, and the nominees will be elected by plurality voting.

The Nominating/Governance Committee will consider any director resignation tendered under the policy and recommend to the Board the action to be taken with respect to such resignation. The Nominating/Governance

Committee may recommend that the resignation be accepted or to defer acceptance until a qualified replacement director is identified and elected to the Board. The Nominating/Governance Committee may also recommend that the resignation be rejected, either: (i) unconditionally; (ii) by addressing what the Nominating/Governance Committee believes to be the underlying reasons for the failure of the director to receive more FOR votes than WITHHELD votes; or (iii) by resolving that the director will not be re-nominated for election in the future.

In considering a tendered resignation, the Nominating/Governance Committee is authorized to consider all factors it deems relevant to the best interests of the Company and its shareholders. The policy contains a non-exclusive list of the factors that may be considered in any particular circumstance.

The Board (excluding the director whose resignation is being considered) will act on the recommendations of the Nominating/Governance Committee no later than 90 days following certification of the shareholder vote. The Board is authorized to consider information and factors which led to the nomination of the director by the Nominating/Governance Committee and any additional factors the Board deems relevant to the best interests of the Company and its shareholders. Following the Board’s decision, the Company will promptly publicly announce such decision, provide an explanation of the process by which the decision was reached and, if applicable, the reasons for rejecting the tendered resignation.

Director Independence

With the assistance of legal counsel to the Company, the Nominating/Governance Committee has reviewed the applicable legal standards for Board and Board committee member independence. The Nominating/Governance Committee has also reviewed the answers to annual questionnaires completed by each of the directors, which identify any potential director-affiliated transactions.

The Board then analyzed the independence of each director other than our CEO and determined whether they met the standards regarding independence described in our Corporate Governance Policy, including those required by applicable law, regulation and listing standards of the NYSE. The Board determined whether or not each such director is free of relationships that would interfere with the individual exercise of independent judgment. In determining the independence of each such director, the Board considered many factors, including loans to directors and any entities controlled by a director. Each such loan was made on the same terms as comparable transactions made with persons not related to Glacier, Glacier Bank, or our bank divisions. Such arrangements are discussed under the section entitled “Transactions with Management.”

Based on the standards described above, the Board determined that each of the directors listed in the table below is independent but that Randall M. Chesler, Glacier’s President and CEO, is not independent.

•David C. Boyles	•Robert A. Cashell, Jr.
•Jesus T. Espinoza	•Annie M. Goodwin
•Kristen L. Heck	•Michael B. Hormaechea
•Craig A. Langel	•Douglas J. McBride
•Beth Noymer Levine
Shareholder Communications with the Board of Directors

As described in our Corporate Governance Policy, the Company and the Board welcome communications from shareholders and other interested parties. Communications may be made by writing to the Chair of the Board, c/o Corporate Secretary, Glacier Bancorp, Inc., 49 Commons Loop, Kalispell, Montana 59901. A copy of any such written communication will also be sent to our CEO. If the Chair and the CEO determine that such communications are relevant to and consistent with Glacier’s operations and policies, such communications will be forwarded to the entire Board for review and consideration.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board held 12 meetings, 1 of which was a special meeting, during the fiscal year ended December 31, 2025. Each director attended at least 75% of the meetings of the Board and the committees on which he or she served during the period. We encourage but do not require our directors to attend our annual meetings of shareholders. Last year, all of our directors then in office attended the annual meeting.

Board Authority for Risk Oversight

The Board has the ultimate authority and responsibility for overseeing risk management at Glacier. Some aspects of risk oversight are fulfilled at the full Board level. For example, the Board regularly receives reports from management on risk components that impact the operations and reputation of the Company. The Board delegates other aspects of its risk oversight function to certain of its committees.

The Audit Committee oversees financial, accounting and internal control risk management, and legal and regulatory compliance. The director of the Company’s internal audit function reports directly to the Audit Committee. The executive officers regularly report directly to the entire Board and to appropriate Board committees with respect to the risks they are responsible for managing.

The Compensation and Human Capital Committee oversees the management of risks that may be posed by the Company’s compensation practices and programs. As part of this process, the Compensation and Human Capital Committee is responsible for analyzing the compensation policies and practices for the NEOs, as well as all employees. In its review of these policies and practices, the Compensation and Human Capital Committee has determined that the current policies and practices do not create or encourage employees to take risks that are reasonably likely to have a material adverse effect on the Company. To further mitigate risks, the Board has also adopted a Clawback Policy for the recovery of incentive payments to executive officers in certain circumstances.

The Risk Oversight Committee oversees the enterprise risk management practices of the Company regarding the identification, measurement, monitoring, and control of the Company’s principal business risks related to strategy, credit, the market and interest rates, liquidity, operations, cybersecurity, reputation, and safety and soundness laws and regulations. It also promotes accountability within the Company through the Three Lines model.

During 2025, Glacier's independent directors met in executive sessions at Board and committee meetings four times.

Committees and Committee Membership

Throughout this Proxy Statement, we refer to all four of the committees established by the Board. All of the independent directors were members of all four committees throughout 2025. Mr. Chesler was not considered an independent director in 2025, so he did not serve as a member of any of the Board committees.

The Board reviews on an annual basis the committee charters established for the operation of each Board committee and considers changes recommended by the Nominating/Governance Committee.

Audit Committee. Each Audit Committee member is considered independent as defined by NYSE listing standards and applicable SEC rules. As part of its periodic review of Audit Committee matters, the Audit Committee has received updates on the relevant requirements of applicable SEC rules and the corporate governance listing standards of NYSE. The Audit Committee held 14 meetings in 2025.

The Audit Committee is responsible for the oversight of the quality and integrity of Glacier’s financial statements, its compliance with legal and regulatory requirements, the qualifications and independence of its independent auditors, the performance of its internal audit function and independent auditors, and other significant financial matters, and reports any issues to the Board. In discharging its duties, the Audit Committee is expected to, among other authority and responsibilities:

•have the sole authority to select, compensate, oversee, and evaluate the independent auditors;

•review and approve the engagement and related fees of the Company’s independent auditors to perform audit and non-audit services;

•review and discuss with management and the independent auditors the Company's annual audited financial statements and quarterly financial statements, including disclosures regarding management's analysis of the Company's financial results and condition;

•oversee the Company's internal audit function and review and discuss with management and the independent auditor, as appropriate, the effectiveness of the Company's internal control over financial reporting and disclosure controls and procedures;

•meet separately with the Company’s internal audit department, independent auditors, and management;

•review the Company's financial reports and disclosures submitted to bank regulatory authorities;

•review significant issues and judgments regarding accounting principles, financial statement presentation and reporting, and the adequacy of the Company's internal control over financial reporting;

•discuss the Company's major financial risk exposure and its practices, guidelines, policies and processes for risk assessment and risk management;

•maintain procedures for the receipt, retention and treatment of complaints regarding financial and accounting matters;

•review and approve all related person transactions within the scope of Item 404 of SEC Regulation S-K; and

•have the authority to retain such outside counsel, experts, and other advisors as the Audit Committee may deem appropriate in its sole discretion, and to determine related fees and retention terms.
    Compensation and Human Capital Committee. Each Compensation and Human Capital Committee member is considered independent as defined by NYSE listing standards and applicable SEC rules. The Compensation and Human Capital Committee held 8 meetings in 2025. The Compensation and Human Capital Committee reviews the performance of the Company’s CEO and other key employees and determines, approves, and reports to the Board on the elements of their compensation and long-term equity-based incentives. In determining the CEO’s compensation, the Compensation and Human Capital Committee establishes corporate goals and objectives for the CEO's performance and evaluates his performance in light of those goals and objectives, and determines the CEO's compensation based on this evaluation. A complete description of the executive compensation process applicable to 2025 is described under the section entitled “Compensation Discussion and Analysis.”

    In addition, among other authority and responsibilities, the Compensation and Human Capital Committee:
•reviews and monitors the relationship among risk, risk management and compensation in light of the Company’s objectives and applicable regulatory guidance;

•reviews and monitors the development, implementation, and effectiveness of policies and strategies related to human capital management, including culture, recruitment, talent development and diversity, equity and inclusion;

•has the sole discretion to retain or obtain the advice of any advisor, including but not limited to compensation consultants and outside legal counsel, after taking into consideration certain independence factors as specified in the charter;

•recommends, if appropriate, new employee benefit plans to the Board;

•reviews the effectiveness of all employee benefit offerings;

•makes determinations in connection with compensation matters as may be necessary or advisable;

•recommends, if appropriate, revisions to the compensation and benefit arrangements for directors and executive officers; and

•determines the amounts of reasonable compensation to be paid to each compensation consultant, independent legal counsel, and any other adviser retained by the Committee.

Nominating/Corporate Governance Committee. Each Nominating/Governance Committee member is considered independent as defined by the NYSE listing standards. The Nominating/Governance Committee is responsible for performing an annual evaluation of the Board’s composition and size and the overall effectiveness of the Board and nominating a slate of directors for election at the Company’s annual meeting, as well as recommending to the Board individuals to fill vacant positions.

The Nominating/Governance Committee is also responsible for:

•assisting in the development of appropriate management succession plans;

•making recommendations to the Board regarding Board committee structure and appointments and changes to Board committee charters;
•developing and supervising the administration of corporate governance principles applicable to the Company, Glacier Bank, and our bank divisions in furtherance of emerging standards and best practices and the needs of the Company and its shareholders, including the Company’s Corporate Governance Policy, codes of ethics governing employees, officers and directors, and insider trading policies and procedures;
•overseeing the Company’s efforts in establishing and maintaining high standards for corporate social responsibility; and

•making such recommendations to the full Board regarding other governance issues affecting the Company as the Nominating/Governance Committee considers appropriate.

The Nominating/Governance Committee also oversees the Company’s response to social, environmental, and governance issues, including its human capital management strategy. The Nominating/Governance Committee held seven meetings in 2025.

The Nominating/Governance Committee will consider nominees recommended by shareholders if the recommendations are made in accordance with the procedures described in this Proxy Statement under the section entitled “2027 Shareholder Proposals and Director Nominations.”

The Nominating/Governance Committee is responsible for monitoring Board composition, including identifying individuals qualified to become Board members and determining methodologies for finding the best possible candidates with regard to experience and diversity. The Nominating/Governance Committee is authorized to establish guidelines for the qualification, evaluation and selection of new directors to serve on the Board. Diversity of backgrounds and experiences are among the factors that the Nominating/Governance Committee considers when evaluating Board composition. The Nominating/Governance Committee and the Board value a diversity of backgrounds, viewpoints, professional experience and skills among its directors.

The current Nominating/Governance Committee Charter does not list specific qualifications for Nominating/Governance Committee-recommended nominees; rather, the Nominating/Governance Committee evaluates each nominee on a case-by-case basis, including assessment of each nominee’s professional qualifications and experience, special skills, gender, ethnic background and other demographics, and how these complement the Board’s current composition and skills. These considerations are also included in our Corporate Governance Policy. In deciding whether or not to recommend incumbent directors for re-nomination, the Nominating/Governance Committee evaluates the evolving needs of the Company and assesses the effectiveness and contributions of its existing directors.

In 2025, our Nominating/Governance Committee conducted a survey of the Board’s performance, as required by our Corporate Governance Policy and the listing requirements of the NYSE. Each director completed a self-evaluation and a comprehensive questionnaire regarding the composition, performance, initiative, and overall effectiveness of the Board. The annual evaluation also assessed the characteristics, diversity, qualifications, independence and performance of individual directors, including a director peer review. The evaluation process informs the Nominating/Governance Committee’s recommendations for Board candidates for election at the Company’s annual meeting and to fill vacancies on the Board as they occur. The Board reviewed the survey results at a Board meeting and discussed areas for improvement.

Risk Oversight Committee. The Risk Oversight Committee assists the Board in fulfilling its oversight responsibilities with regard to the Company’s risk management program. The Risk Oversight Committee held 8 meetings in 2025. Among the responsibilities of the Risk Oversight Committee is to engage management in an ongoing risk-appetite dialogue as conditions and circumstances change and new opportunities arise. The Risk

Oversight Committee reviews and approves the risk-appetite statement of the Company regularly and approves any material amendments to the risk-appetite statement. The Risk Oversight Committee is also responsible for oversight and monitoring of the Company's cyber risk management profile and related programs. It receives quarterly reports by Glacier Bank's Chief Information Security Officer that address the current landscape of cybersecurity threats, any notable recent incidents, and a summary of emerging cybersecurity trends. In carrying out its responsibilities and duties, the Risk Oversight Committee will foster an environment that encourages the Senior Vice President/Chief Risk Officer and all Company officers and employees to raise any risk issues or concerns freely and without concern of retribution.

COMPENSATION OF DIRECTORS

The Compensation and Human Capital Committee has authority over director compensation subject to the Board’s authority to approve changes. Our directors receive cash compensation and stock awards. Glacier does not pay directors who are also employees of the Company additional compensation for their service as directors.
Director Compensation Table

The following table shows compensation paid or accrued for 2025 to Glacier’s non-employee directors. These directors also serve on the Board of Directors of Glacier Bank. Mr. Chesler is not included in the table as he was an employee of Glacier in 2025 and thus received no compensation for his services as a director. The footnotes to the table describe the details of each form of compensation paid to directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	All Other Compensation ($)		Total ($)
	(1)	(2) (3)
David C. Boyles	82,500	60,045	17,180	(4)	159,725
Robert A. Cashell, Jr.	78,333	60,045	16,305	(5)	154,683
Sherry L. Cladouhos (6)	27,500	20,032	—		47,532
Jesus T. Espinoza	70,000	60,045	21,775	(7)	151,820
Annie M. Goodwin	82,500	60,045	11,520	(8)	154,065
Kristen L. Heck	70,000	60,045	21,025	(9)	151,070
Michael B. Hormaechea	70,000	60,045	23,525	(10)	153,570
Craig A. Langel	130,000	60,045	—		190,045
Douglas J. McBride	82,500	60,045	14,985	(11)	157,530
Beth Noymer Levine	70,000	60,045	13,645	(12)	143,690

(1)Directors are paid an annual retainer of $70,000, Chair of the Board is paid an additional annual retainer of $60,000, and committee chairpersons are paid an annual retainer of $12,500. Amounts include all Board and committee chairperson fees earned or deferred in 2025.
(2)Represents the grant date fair value of the stock awards, based on the per-share price of Glacier’s common stock at the close of business on February 15, 2025 ($49.83), the date on which the stock awards were granted. The fair value of these awards was determined in accordance with FASB ASC Topic 718. Assumptions used to calculate these amounts are set forth in the notes to the Company’s audited financial statements for the fiscal year ended December 31, 2025, included in the Company’s accompanying Annual Report.
(3)The stock awards were fully vested at the time of grant.
(4)Amount reflects fees earned for service as a director of Collegiate Peaks Bank (CO), Division of Glacier Bank.
(5)Amount reflects fees earned for service as a director of Heritage Bank (NV), Division of Glacier Bank.
(6)Ms. Cladouhos retired from the Board on April 30, 2025.
(7)Amount reflects fees earned for service as a director of The Foothills Bank (AZ), Division of Glacier Bank.
(8)Amount reflects fees earned for service as a director of Valley Bank (MT), Division of Glacier Bank.
(9)Amount reflects fees earned for service as a director of Glacier Bank (MT), Division of Glacier Bank.
(10)Amount reflects fees earned for service as a director of Mountain West Bank (ID), Division of Glacier Bank.
(11)Amount reflects fees earned for service as a director of Western Security Bank (MT), Division of Glacier Bank
(12)Amount reflects fees earned for service as a director of First Community Bank (UT), Division of Glacier Bank

Director Equity Compensation

Fully vested equity awards for 2025, as set forth in the Director Compensation Table above, were made to non-employee directors in February 2025 under Glacier’s 2015 Stock Incentive Plan.

MANAGEMENT

Executive Officers Who Are Not Directors

The following table sets forth information with respect to the current NEOs who are not directors of Glacier, including employment history for at least the last five years. All executive officers are appointed annually and serve at the discretion of the Board.

Name	Age	Position with Glacier and Glacier Bank	Executive Officer Beginning
Ron J. Copher	68	Executive Vice President, Chief Financial Officer, and Secretary	2006
Ryan T. Screnar	52	Executive Vice President and Chief Administrative Officer	2024
Lee K. Groom	49	Executive Vice President and Chief Experience Officer	2024

Ron J. Copher Mr. Copher joined the Company in 2006 and has served as the CFO since March 2007. He is a Certified Public Accountant. In addition, he has served as Secretary since April 2017. Mr. Copher has more than 40 years of experience in the financial services industry. Prior to joining Glacier, he served as CFO and Secretary of Oak Hill Financial, Inc. in Jackson, Ohio; prior to that, he was a partner with Grant Thornton LLP and was the Practice Leader of the Financial Services Industry Group for Southern California. Mr. Copher received his education at the University of Cincinnati, graduating with a Bachelor of Arts degree in Economics and a Master of Science degree in Taxation. In February 2026, Mr. Copher announced that he intends to retire after a successor is appointed and that he will continue to serve in an advisory role for a period of time thereafter to ensure a smooth transition.

Ryan T. Screnar Mr. Screnar served as Glacier Bank's Senior Vice President and Chief Compliance Officer from January 2022 through November 1, 2024, when he was promoted to Executive Vice President and Chief Compliance Officer of Glacier and Glacier Bank. He was appointed to his present position as Executive Vice President and Chief Administrative Officer on February 7, 2025, when Don Chery retired from that position. Prior to taking the position of Senior Vice President and Chief Compliance Officer, Mr. Screnar held various positions with increasing responsibilities since joining Glacier Bank as an Internal Auditor in the Internal Audit Department in May 2000, including as Audit Director from October 2000 until November 2016. Mr. Screnar is a graduate of University of Montana. He is also a graduate of Pacific Coast Banking School and a licensed CPA.

Lee K. Groom Mr. Groom was appointed as Senior Vice President and Chief Experience Officer of the Company and Glacier Bank in October 2018. He was promoted to Executive Vice President and Chief Experience Officer on November 1, 2024. Mr. Groom’s role as Chief Experience Officer was expanded by the Board in connection with his promotion to address Glacier Bank's increasingly complex operating and regulatory environment as a result of the Company’s continued growth. Mr. Groom had previously spent nearly two decades in the financial services industry in various roles of increasing responsibility, most notably with HSBC and First Interstate Bank. Mr. Groom is a graduate of Colorado College.

EXECUTIVE COMPENSATION

The following sections describe the compensation that Glacier pays its NEOs. At the end of 2025, Glacier had four individuals serving in positions with responsibilities fitting within the definition of “executive officer” under the SEC’s rules. Don Chery also served as an executive officer until his retirement in February 2025.

Glacier’s NEOs and titles at December 31, 2025 were:

Name	Title
Randall M. Chesler	President, Chief Executive Officer, and Director
Ron J. Copher	Executive Vice President, Chief Financial Officer, and Secretary
Ryan T. Screnar	Executive Vice President and Chief Administrative Officer
Lee K. Groom	Executive Vice President and Chief Experience Officer

The following sections include (i) the Compensation Discussion and Analysis, including narrative and tabular disclosures about various compensation programs available to the NEOs; (ii) the Report of the Compensation and Human Capital Committee; (iii) the Summary Compensation Table and related tables detailing the compensation of the NEOs; and (iv) narrative and tabular disclosures about the employment agreements with and termination or change-in-control benefits payable to the NEOs.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This Compensation Discussion and Analysis (the “CD&A”) provides an overview and analysis of our Compensation and Human Capital Committee’s philosophy and objectives in designing Glacier’s compensation programs, as well as the compensation determinations and the rationale for those decisions relating to our NEOs.

This discussion should be read together with the compensation tables for our NEOs, which follow this discussion. Unless otherwise indicated, any references to a particular year in this discussion means the fiscal year ended December 31 of such year.

Executive Summary

2025 Financial and Strategic Highlights

2025 was a transformative year for the Company. Notably, we successfully closed two strategic acquisitions: Bank of Idaho in April and Guaranty Bank & Trust in October, growing our footprint in fast-growing Idaho and expanding our Southwest region to include Texas. This was the largest acquisition year in our history with over $4.7 billion in total assets acquired, topping our previous record of $4.1 billion in assets acquired in 2021. Glacier also delivered strong financial results in 2025 with significant growth in all key metrics:

•On October 1, 2025 the Company completed the acquisition of Guaranty Bancshares, Inc., the bank holding company for Guaranty Bank & Trust, N.A. (collectively, “Guaranty”). The acquisition expanded the Company’s Southwest presence and was its first entry into the state of Texas. Guaranty had total assets of $3.357 billion as of the acquisition date.

•On April 30, 2025, the Company completed the acquisition of Bank of Idaho Holding Co., the bank holding company for Bank of Idaho (collectively, “BOID”), which had total assets of $1.364 billion as of the acquisition date.

•Net income was $239 million, an increase of $48.9 million, or 26%, from the prior year net income of $190 million. The increase was primarily driven by the increase in net interest income which more than offset the increase in non-interest expense.

•Net interest income was $889 million, an increase of $184 million, or 26%, over the prior year. Interest income increased $156 million, or 14%, over the prior year, while interest expense decreased $28 million, or 7%, over the prior year.

•Return on average equity and return on average assets for 2025 were 6.59% and 0.81%, respectively.

•Glacier ended 2025 with total assets of $32.0 billion, which was an increase of $4.075 billion over the prior year.

•The loan portfolio increased by $3.666 billion, or 21%, from the prior year end and total deposits increased $4.044 billion, or 20% from the prior year end, primarily as a result of the acquisitions.

•Stockholders’ equity increased $989 million, or $3.99 per share, during 2025, which was the combined result of earnings retention, a decrease in unrealized loss on debt securities, and common stock issued from the Guaranty and BOID acquisitions. Glacier declared quarterly cash dividends totaling $1.32 per share during 2025.

•Credit quality remained at historically low levels, with non-performing assets ending the year at 0.22% of subsidiary assets compared to 0.10% at the prior year end. Net charge-offs for 2025 remained low at 0.06% of loans compared to 0.08% of loans for the prior year.

Key Aspects of 2025 Executive Compensation

In 2025, the Compensation and Human Capital Committee continued to reinforce a strong link between executive pay and Company performance. Approximately 70% of our CEO’s and 52% on average of our other three full-year NEOs’ compensation was variable and at-risk. In addition, the NEOs’ long-term incentive grants were based on prior year performance with an additional time-based vesting requirement.

Based on its annual compensation review and upon consideration of relevant market data, the Compensation and Human Capital Committee approved salary increases for Mr. Chesler and Mr. Copher of 6% and 7%, respectively. Our NEOs’ annual incentive as a percentage of base salary for 2025 remained the same as 2024, except for Messrs. Copher and Chery who each received a 5% increase. The Compensation and Human Capital Committee made several structural changes to the annual incentive to align with market practice, including to eliminate the overlapping metrics with the long-term incentive by replacing the Return on Tangible Equity metric with Pre-Provision Net Revenues. Our annual incentive program for 2025 achieved an award level at 138.09% of target, reflecting our strong performance on key measures.

The Compensation and Human Capital Committee approved an increase to the long-term target opportunity as a percentage of base salary of 20% for the CEO in 2025 from the 2024 level. The long-term incentive target opportunities for the other three full-year NEOs remained the same. The increase for our CEO was intended to align our CEO’s long-term incentive opportunity with market levels for its peer group. The long-term incentive awards were granted in 2025 based on the achievement of 2024 performance at 92.69% of target.

Say-on-Pay Vote

Our shareholders overwhelmingly approved the compensation of our NEOs at the 2025 annual shareholder meeting, with 97.7% of shareholder votes cast in favor of the advisory vote on NEO compensation ("Say-on-Pay"). As the Compensation and Human Capital Committee has evaluated our compensation programs since the Say-on-Pay vote in 2025, it has taken into account our shareholders’ vote of confidence in retaining the key elements of our executive compensation program as described below to ensure a continued link of executive pay with Company performance.

Executive Compensation Philosophy

The quality and loyalty of our employees, including our executive team, is critical to executing our community banking philosophy, emphasizing personalized service combined with the full resources of a larger banking organization. To meet our primary goal of attracting, retaining and incenting highly qualified and loyal executives and employees within the context of our corporate culture, our compensation programs are designed with the following principles in mind:

•We are committed to providing effective compensation and benefit programs that are competitive within our industry and with other relevant organizations with which Glacier, Glacier Bank, and our bank divisions compete for employees.

•Our programs are designed to encourage and reward behaviors that ultimately contribute to the achievement of organizational goals.

•Our executive officer compensation has a meaningful portion of total compensation opportunity linked to the achievement of short- and long-term goals and delivering increasing shareholder value.

•Our pay programs and practices reinforce our commitment to providing a work environment that promotes respect, teamwork, and individual growth opportunities.

Consistent with this overall philosophy, we have designed our executive compensation programs to be relatively straightforward and transparent to shareholders, while providing benefits appealing enough to attract, retain and motivate highly qualified executives.

The Compensation and Human Capital Committee designs our overall compensation program and makes decisions regarding individual executive compensation in the context of a “total compensation policy” that takes into account the overall package of compensation benefits provided to each executive. Our philosophy is to tie a significant percentage of an executive’s compensation to the achievement of Company financial and performance goals. Accordingly, Glacier strives to set base salaries at competitive levels, with an opportunity for each executive to be rewarded through the annual incentive bonus and equity grants if Glacier meets its performance objectives.

The compensation philosophy is reviewed and approved annually by the Compensation and Human Capital Committee. Decisions made by the Compensation and Human Capital Committee and the Board relative to compensation take all current applicable rules, regulations and guidance into consideration and are made with the goal of being compliant with all such requirements.

Our Compensation Governance Practices

    Glacier is committed to pay for performance and sound compensation and governance practices, including the following:

What We Do

    Performance-based short-term and long-term incentive plans
    Stock Ownership and Retention Guidelines Policy for executives and directors
    Achieve 96% or higher annual Say-on-Pay approval since 2017
    Engagement of an independent compensation consultant
    Maintain a Clawback Policy
    Majority of total compensation is variable and at risk
    Use diverse set of metrics in compensation plan designs
    “Double trigger” change-in-control severance
    Reference a peer group of companies based on industry, asset size and business model compatibility for purposes of reviewing compensation

What We Don’t Do

    No grants of multi-year guaranteed incentive awards for executive officers
    No excise tax “gross-ups” upon a change in control
    No hedging of Glacier stock
    No pledging of Glacier stock
    No liberal share recycling
    No excessive perks for executives
    No repricing of awards without shareholder approval
    No payment of dividends or dividend equivalents on awards that have not yet vested

Role of the Compensation and Human Capital Committee

The Compensation and Human Capital Committee operates under a written charter adopted by the Board that is reviewed annually along with other charters applicable to our Board committees. The Compensation and Human Capital Committee is responsible for the design, implementation and administration of the compensation programs for our executive officers and directors. When appropriate, the Compensation and Human Capital Committee makes recommendations to the Board on items that require Board approval. In 2025, the Compensation and Human Capital Committee:

•Monitored incentive programs with a view to avoid creating incentives that could subject the Company to excessive risk;

•Reviewed and recommended salary adjustments for all NEOs for Board approval;

•Reviewed the annual and long-term incentive program opportunities and goals and recommended Board approval;

•Reviewed the 2025 annual and long-term incentive program performance results and awards earned by the NEOs in 2024 and recommended Board approval; and

•Reviewed and recommended Board approval of the payment of the annual incentive plan mandatory deferrals to the NEOs from prior years’ performance.

Role of Management

Our CEO performs an annual performance review of executive officers of the Company other than himself and provides a recommendation to the Compensation and Human Capital Committee regarding base salary, bonus and equity targets for them, which the Compensation and Human Capital Committee has discretion to approve or modify. The Compensation and Human Capital Committee meets separately on an annual basis with our CEO to discuss his compensation. No NEO is present for the Compensation and Human Capital Committee’s discussions, deliberations and decisions with respect to their individual compensation. The Compensation and Human Capital Committee then submits a recommendation regarding compensation for all executive officers to the Board for approval. With respect to the performance goals for incentive compensation, management provides a recommendation to the Compensation and Human Capital Committee, which the committee has discretion to approve or modify.

Role and Relationship of the Compensation Consultant

The Compensation and Human Capital Committee has the sole authority to retain and terminate a compensation consultant and to approve the consultant’s fees and all other terms of the engagement. The Compensation and Human Capital Committee has direct access to outside advisors and consultants throughout the year.

Aon's Human Capital Solutions practice, a part of Aon plc and an independent compensation consulting firm focused on the financial services sector, has been engaged by, and has reported directly to, the Compensation and Human Capital Committee periodically since 2011 while working on various compensation initiatives. In May 2024, Aon assisted the Compensation and Human Capital Committee in reviewing the custom Compensation Peer Group for the Company, and provided related data and reports in connection with, and reviews of, (i) executive officer compensation; (ii) annual and long-term incentive plans and agreements; and (iii) proxy statement disclosure. With the assistance of Aon, the Compensation and Human Capital Committee reviews the Compensation Peer Group and makes changes as circumstances warrant. The results of these analyses were used to establish executive compensation for 2025.

The Compensation and Human Capital Committee considered the independence of Aon in light of SEC rules and NYSE listing standards. The Compensation and Human Capital Committee requested and received a report from Aon addressing Aon’s independence and the independence of the senior advisors involved in the engagement. The Compensation and Human Capital Committee discussed these considerations and concluded that the work performed by Aon and Aon’s senior advisors involved in the engagement did not raise any conflict of interest.

Risk Review

The Compensation and Human Capital Committee reviewed and discussed a compensation incentive plan review prepared by the human resources and compliance department during its April 2025 meeting. The Compensation and Human Capital Committee’s conclusion was that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on our business or operations. This risk assessment review included an analysis of the design and operation of the Company’s incentive compensation programs, identifying and evaluating situations or compensation elements that may raise material risks, and an evaluation of other controls and processes designed to identify and manage risk.
Competitive Benchmarking and Compensation Peer Group

The Compensation Peer Group has been updated periodically with the assistance of Aon and consists of companies that the Compensation and Human Capital Committee believes are comparable in size, performance and business model to the Company and with which we may compete. In May 2024, Aon conducted an analysis of the Compensation Peer Group with emphasis on factors previously used by the Compensation and Human Capital Committee to determine appropriate companies for inclusion, with emphasis on asset size, location, business model and performance as the measures of comparability. Aon then worked with the Compensation and Human Capital Committee to select the following Compensation Peer Group, for the purpose of evaluating executive compensation to bring compensation closer to market levels. The Peer Group was defined using the following criteria:

•Publicly traded bank holding companies with total assets between $13 billion and $52 billion;
•Generally, not a current merger target; and
•Individual consideration given for geography and business model compatibility.

Based on these criteria, the Compensation and Human Capital Committee removed three companies from the Compensation Peer Group: First Busey Corporation, Home BancShares, and Western Alliance Bancorporation. Three new companies met these criteria, Associated Banc-Corp, Enterprise Financial Services, and Hancock Whitney Corp., and were added to the Compensation Peer Group for 2025. While Glacier has historically excluded banks that are the target of announced mergers, the Compensation and Human Capital Committee decided to keep Heartland Financial USA, Inc. as a peer, despite the then pending acquisition by UMB Financial, because of Heartland’s significant footprint overlap with Glacier’s footprint and business model. The composition of the Compensation Peer Group used in connection with establishing 2025 executive compensation levels included the companies listed below.

Associated Banc-Corp	First Financial Bankshares	Old National Bancorp
Bank OZK	First Interstate BancSystem	Simmons First National Corp.
Banner Corporation	First Merchants Corporation	SouthState Corporation
Cadence Bank	Fulton Financial Corporation	UMB Financial Corporation
Columbia Banking System, Inc.	Hancock Whitney Corp.	United Bankshares, Inc.
Commerce Bancshares, Inc.	Heartland Financial USA, Inc.	United Community Banks, Inc.
Enterprise Financial Services	Independent Bank Group, Inc.	Washington Federal, Inc.
First Financial Bancorp

Discussion of Executive Compensation Components

The following table outlines the major elements of 2025 total compensation for the NEOs:

Compensation Element	Purpose	Link to Performance	Fixed / Performance-Based	Short- / Long-Term
Base Salary	Helps attract and retain executives through market-competitive base pay	Determined based on individual performance and market practices	Fixed	Short-Term
Annual Cash Incentive Awards	Encourages achievement of financial performance metrics that create near-term shareholder value	Earned based on achievement of predefined corporate performance objectives; a portion of NEO cash bonuses are deferred on a mandatory basis, with additional performance triggers related to long-term performance	Performance-Based	Short-Term: Cash Long-Term: Mandatory Deferrals
Long-Term Incentive Awards (Restricted Stock Units)	Aligns executives’ and shareholders’ long-term interests while creating a retention incentive through multi-year vesting	Earned based on achievement of predefined corporate performance objectives, with additional three-year time-based vesting	Performance-Based	Long-Term
Supplemental Executive Retirement Plan	Provides income security into retirement	Competitive practice	Fixed	Long-Term
Benefits and Perquisites	Provides health and welfare benefits on the same basis as to our general employee population; also provides limited perquisites	Competitive practice	Fixed	Short-Term

The Compensation and Human Capital Committee does not have any formal policies for allocating compensation among salary, annual cash incentive awards and long-term incentive equity grants, short- and long-term compensation or among cash and non-cash compensation. Instead, the Compensation and Human Capital Committee exercises judgment to establish a total compensation program for each NEO that is a mix of current, short- and long-term incentive compensation, and cash and non-cash compensation, and that the Compensation and Human Capital Committee believes is appropriate to achieve the goals of our executive compensation program and our corporate objectives.

The target pay mix for our CEO and other NEOs (excluding Mr. Chery), on average, is shown in the charts below. Target pay mix includes 2025 base salary, 2025 annual cash incentive bonus target and the target value for the long-term incentive awards in 2025.

CEO Pay Mix
30%
Fixed
Base
30%
RSUs
40%
Bonus
30%
70%
At-Risk

Other NEO Pay Mix

RSUs
25%
Base
48%
Bonus
27%
52%
At-Risk
48%
Fixed

Base Salary

Base salaries provide stable compensation to the NEOs, allow Glacier to attract and retain qualified executive talent and maintain a stable management team. Base salary generally is established by the Compensation and Human Capital Committee based on the NEO’s performance, experience, competent and effective execution of strategic objectives, and level of responsibilities and the positioning of base salary against the market and peer group, growth and overall financial performance of the Company, and the impact of salary on total compensation positioning compared to the Compensation Peer Group. For 2025, the Compensation and Human Capital Committee approved salary increases of 6% and 7% for Mr. Chesler and Mr. Copher, respectively, based on these factors. Mr. Chery did not a receive a base salary increase due to his retirement in February 2025. Messrs. Screnar and Groom did not receive base salary increases in 2025 due to the base salary increases they received in connection with their promotions in November 2024.

Named Executive Officer	2024 Salary ($)	2025 Salary ($)	Increase (%)
Randall M. Chesler	981,000	1,039,860	6.0
Ron J. Copher	491,000	525,370	7.0
Don J. Chery (1)	441,000	441,000	—
Ryan T. Screnar (2)	342,000	342,000	—
Lee K. Groom (3)	342,000	342,000	—

(1)Mr. Chery retired in February 2025 and was succeeded by Ryan Screnar.
(2)Mr. Screnar was promoted to Executive Vice President and Chief Compliance Officer effective November 1, 2024 at an annual salary of $342,000. He assumed the role of Chief Administrative Officer in February 2025.
(3)Mr. Groom was promoted to Executive Vice President and Chief Experience Officer effective November 1, 2024 at an annual salary of $342,000 based on his promotion and expanded role.

Annual Cash Incentive Bonus

The short-term incentive program (“STIP”) for 2025 is designed (i) to motivate executives to attain superior annual performance in key areas we believe create long-term value to Glacier and its shareholders and (ii) to provide incentive compensation opportunities competitive with those in the Compensation Peer Group.

The STIP, similar to prior years, provides for cash incentive awards determined pursuant to a formulaic plan based on a set percentage of the executive’s base salary and the Company’s achievement against performance metrics. The STIP and its goals are reviewed annually by the Compensation and Human Capital Committee with input from management, and then the Compensation and Human Capital Committee recommends Board approval. For 2025, the Compensation and Human Capital Committee slightly adjusted the calculation methodology for determining STIP awards.

Under the prior methodology, Glacier first converted each performance goal’s results into a performance score, combined these scores into a single composite performance result, and then determined the final award level according to the defined payout curve. Beginning with the 2025 performance year, the Company began using a traditional approach and now calculates incentives for each performance goal independently, with the resulting incentives for each goal being added together to determine the final incentive outcome. Incentive opportunities for each goal are defined according to their weight and can range between 50% of target and 150% of target, assuming the threshold performance level is met.

This traditional approach was utilized for the STIP for the 2025 performance year. The same methodology was also used within the LTIP program, covering awards that were granted in 2026 but were based on 2025 performance.
The 2025 STIP performance goals were selected in light of Glacier’s strategic plan, key initiatives, and the need to balance risks in executive compensation arrangements. The 2025 goals represent metrics addressing key areas of the Company’s performance, including profitability, credit and asset quality, and growth in assets and the customer base. The goals were established based on the expectation that 2025 performance results would continue to reflect a challenging environment for regional banks during 2025 due to historic increases in interest rates during 2024, creating pressure on our net interest margin, the uncertain economic environment, continued increases in expenses due to inflation, and deposit pricing pressure from efforts to retain core deposits. Use of the Return on Tangible Equity ("ROTE") metric was discontinued for the 2025 STIP year to avoid duplicative metrics in the short-term and long-term incentive plans. The ROTE metric was replaced with Pre-Provision Net Revenues (“PPNR”). The Compensation and Human Capital Committee believes that PPNR is an important metric as it illustrates the Company's underlying performance and enables shareholders to assess the Company’s ability to generate capital to cover credit losses through the credit cycle. The table below shows the STIP goals and corresponding results for 2025, excluding the impact of acquisitions during the year:

2025 Performance Goals	Weight	Threshold 50%	Target 100%	Maximum 150%	Result	Result % of Target	Weighted % of Target
Pre-Provision Net Revenues (PPNR) (1)	30.00%	$232,500	$310,000	$341,000	$346,428	150.00%	45.00%
Non-performing Assets / Total Subsidiary Assets	20.00%	1.50%	0.50%	0.32%	0.16%	150.00%	30.00%
Net DDA Growth (# of accounts)	15.00%	0.50%	1.75%	2.75%	1.79%	102.00%	15.30%
Efficiency Ratio	25.00%	69.00%	64.00%	61.00%	61.36%	144.00%	36.00%
Net Interest Margin	10.00%	2.68%	3.15%	3.43%	3.25%	117.86%	11.79%
	100.00%				Overall Performance:		138.09%

(1)PPNR is determined by adding income taxes (federal and state) and provision for credit losses to net income, excluding the impact of acquisitions.

For 2025, the overall STIP performance goals were achieved at 138.09% of target. The table below details, for each NEO, the 2025 STIP opportunity levels as a percentage of base salary, the STIP bonus achieved as a percentage of base salary, and the STIP bonus achieved as a dollar value. The 2025 target award opportunities were unchanged for the NEOs other than Messrs. Copher and Chery, who each received a 5% increase from the 2024 level.

Named Executive Officer	Annual Incentive Program Opportunity Levels as a % of Base Salary			Achieved Bonus As % of Base Salary (1)	Achieved Bonus ($) (1)
	Threshold	Target	Maximum
Randall M Chesler	50.0%	100.0%	150.0%	138.1%	1,435,943
Ron J. Copher	37.5%	75.0%	112.5%	103.6%	544,113
Don J. Chery	37.5%	75.0%	112.5%	17.3% (2)	76,122 (2)
Ryan T. Screnar	25.0%	50.0%	75.0%	69.0%	236,134
Lee K. Groom	25.0%	50.0%	75.0%	69.0%	236,134

(1) Amounts subject to mandatory deferral program described below.
(2) Mr. Chery's 2025 STIP bonus is calculated based on two months of base salary due to his retirement in February 2025.

To maintain focus on long-term Company performance and discourage excessive risk taking, the STIP is designed to require a mandatory deferral of a portion of the amount achieved; 50% of the STIP is paid in February following the performance year when results are known and 50% of the achieved award is deferred with 25% payable in each of the next two years, provided additional performance conditions are met. This mandatory deferral program has been in place for STIP awards since 2015. The practice is intended to balance risk in the incentive plan and emphasize the longer-term performance of the Company. Payment of deferred amounts is subject to meeting the following minimum performance conditions over the deferral periods:

•NPAs/Total Subsidiary Assets no greater than 2.0% for each of the 2023, 2024, and 2025 STIP awards; and

•Must meet eligibility requirements outlined in the STIP program document, including remaining employed by the Company or the Bank through the applicable payment date, with certain exceptions that include death, disability and qualifying retirement.

In January 2026, the Compensation and Human Capital Committee determined that the minimum performance conditions noted above were achieved for the 2023 and 2024 STIP awards. As a result, the Company paid the deferred amounts for the 2023 and 2024 STIP awards. In addition, as discussed above, 50% of the 2025 STIP was also paid. The total amounts paid for 2025 performance and set forth in the non-equity incentive plan column of the Summary Compensation Table are shown in the table below.

Named Executive Officer	2023 STIP Deferred Payment Amount ($) (25%)	2024 STIP Deferred Payment Amount ($) (25%)	2025 STIP Payment Amount ($) (50%)
Randall M. Chesler	118,845	239,634	717,971
Ron J. Copher	43,807	83,957	272,056
Don J. Chery	38,266	75,408	38,061
Ryan T. Screnar (1)	13,022	31,328	118,067
Lee K. Groom (1)	14,240	31,328	118,067

(1)Messrs. Screnar and Groom became executive officers effective November 1, 2024. As a result, amounts reported in the table above for Messrs. Screnar and Groom for 2023 reflect payments for services provided during 2023 based on their former positions with the Company. For 2024, the STIP incentive Target and Maximum opportunities were based on previous appointment date salary and pro-rated 2 months with new Tier Target and Maximum opportunities (50% and 75%, respectively) and pro-rated 10 months based on prior Tier Target and Maximum opportunities.

Long-Term Incentives

The long-term incentive program (“LTIP”) is designed to reward executives for performance results relative to Company objectives while aligning the interests of our executives with those of our shareholders. The LTIP provides executives the opportunity to increase their ownership in Glacier, while at the same time creating a retention vehicle through the use of a multi-year vesting period.

The 2025 long-term incentive awards consist solely of RSUs granted under the Company’s 2015 Stock Incentive Plan (the “2015 Equity Plan”) that vest in equal installments on each of the first three anniversaries of the grant date, subject to the executive’s continued employment with certain exceptions for death, disability and qualifying retirement. RSUs were chosen because they provide the desired retention incentive for executives, while also aligning the executives’ interests with those of shareholders without encouraging excessive risk taking. In addition, RSUs deliver value reflecting the long-term performance of the Company.

The Compensation and Human Capital Committee determined the number of RSUs to be granted in 2025 based on the achievement of the performance goals in 2024, as described in the table below, excluding the impact of any acquisitions during the year. The 2024 LTIP goals were selected in light of Glacier’s long-term strategic plan, long-term initiatives and the need to balance risks in executive compensation arrangements. The 2024 goals were established based on the expectation that performance results would be challenging due to the impact of the historic changes in interest rates, creating pressure on our net interest margin, the uncertain economic environment, continued increases in expenses due to inflation, and pressure to retain core deposits. The 2024 LTIP goals also represented metrics addressing key areas of the Company’s performance, including ROTE (excluding AOCI), diluted earnings per share, and relative total shareholder return ("TSR"). The Company’s TSR for 2024 was ranked relative to the compensation peer group approved in July 2023, with the full list of peer companies disclosed on page 22 of Glacier's 2025 Proxy Statement. The Compensation and Human Capital Committee chose to use ROTE in the LTIP because ROTE is a critical metric commonly used in the financial services industry that measures management’s ability to use shareholder capital effectively. Also, the Compensation and Human Capital Committee believes that ROTE is a more reliable indicator of Glacier’s operational efficiency than TSR, which can be influenced by stock price movements and market perceptions. The Compensation and Human Capital Committee chose to use diluted earnings per share because it is a common metric used by investors to evaluate the profitability of a company and is aligned with shareholder value creation. Finally, the Compensation and Human Capital Committee chose to use relative TSR because it believes that comparing the Company’s performance against the TSR of a peer group rewards NEOs for driving performance higher than or equal to peers, as each member of the peer group is generally subject to the same market factors as the Company.

The RSUs have a grant date fair value (based on the closing price of Glacier’s common stock at the close of business on the grant date, or if not a trading day, on the nearest preceding trading day) equal to the dollar amount calculated by multiplying the target amount of salary by the actual performance percentages. For ease of administration, RSU grants are made effective as of February 15 each year. The table below shows the LTIP goals and corresponding results for 2024.

2024 Performance Goals	Weight	Threshold 80%	Target 100%	Maximum 115%	Result	Result % of Target	Weighted % of Target
Return on Tangible Equity (excluding AOCI) (1)	45.00%	7.20%	9.50%	11.00%	8.28%	89.39%	40.23%
Diluted Earnings per Share	45.00%	$1.47	$1.96	$2.25	$1.74	91.02%	40.96%
Relative Total Shareholder Return	10.00%	25.00%	50.00%	75.00%	77.27%	115.00%	11.50%
	100.00%				Overall Performance		92.69%

(1) See the subheading "Profit Sharing and 401(k) Plan" below for a description of the calculation. ROTE (excluding AOCI) for LTIP excludes the impact of acquisitions during the year.

The LTIP provides that, regardless of how the Company's relative TSR compares to the Compensation Peer Group at the end of a period, if the Company's absolute TSR is negative, the number of RSUs earned for this portion of the LTIP award will be capped at the "target" level.

For 2025, the total of the LTIP goals achieved based on 2024 performance was at 92.69% of target. The table below details, for each NEO, the 2025 LTIP opportunity levels as a percentage of 2024 base salary, the RSUs granted as a percentage of base salary, and the number of RSUs granted in February 2025. Based on a review of the incentive opportunities compared to the market and the Compensation Peer Group, the Compensation and Human Capital Committee approved increased target opportunities of 20% for Mr. Chesler in 2025 from the 2024 level. Messrs. Copher's and Chery’s target opportunities were unchanged for 2025. The target opportunities for Messrs. Screnar and Groom were not increased in 2025 due to the increases they received in connection with their promotions in November 2024.

Named Executive Officer	Long-Term Incentive Program Opportunity Levels as a % of Base Salary			RSUs Granted as a % of Base Salary	RSUs Granted (#)	RSUs Granted ($)
	Threshold	Target	Maximum
Randall M. Chesler	120%	150%	225%	139.0%	27,372	1,363,947
Ron J. Copher	64%	80%	120%	74.2%	7,307	364,108
Don J. Chery	64%	80%	120%	74.2%	6,563	327,034
Ryan T. Screnar (1)	40%	50%	75%	46.3%	3,181	158,509
Lee K. Groom (1)	40%	50%	75%	46.3%	3,181	158,509

(1) Messrs. Screnar and Groom became executive officers effective November 1, 2024. The LTIP incentive Target and Maximum opportunities were based on appointment date salary and pro-rated two months with new Tier Target and Maximum opportunities (50% and 75%, respectively) and pro-rated ten months based on prior Tier Target and Maximum opportunities. Messrs. Screnar and Groom were subject to the same LTIP performance requirements as other Glacier NEOs.

Profit Sharing and 401(k) Plan

The NEOs participate in the Glacier 401(k) Plan, which includes a 3% safe harbor contribution plus a discretionary contribution. The 401(k) Plan includes a trigger for the discretionary contribution, which is set equal to the 2025 STIP qualifier of NPAs/Total Subsidiary Assets of no greater than 2%. The Company considered ROTE (excluding AOCI) as a primary metric in determining its discretionary contribution. Based on ROTE (excluding AOCI) of 9.50% (which for purposes of the 401(k) Plan includes the impact of acquisitions, if any, during the year), the Board set the 2025 discretionary contribution at 2.00%.

The following table shows the Company's calculation of ROTE (excluding AOCI) for 2025:

(Dollars in thousands)	December 31, 2025
Net Income	$239,028
Intangible Amortization, net of tax	11,982
Tangible Net Income (numerator)	$251,010

Average Shareholders' Equity	$3,625,055
Average Goodwill	(1,158,602)
Average Intangibles	(62,990)
Average Accumulated Other Comprehensive Loss	237,474
Average tangible common equity (denominator)	$2,640,937
ROTE (numerator / denominator)	9.50%

Retirement Benefits

As part of our total compensation policy, we offer executives the opportunity to participate in both a tax-deferred compensation plan and a Supplemental Executive Retirement Plan (“SERP”). Each of our NEOs is a participant in the SERP. The SERP is intended to supplement payments due to participants upon retirement under our other qualified plans.

The deferred compensation plan allows certain Company and bank division executives to defer a portion of their salary and bonus and thereby defer certain tax payables on that income. Participation in these plans is elective. Terms of the deferred compensation plans and the NEO SERP are described under the section entitled “Director and Employee Plans.”

Termination and Change-in-Control Benefits

As an additional part of our total compensation policy, we have entered into employment agreements with our NEOs that allow for continuation of current base salary upon termination without cause or upon termination under certain circumstances following a change in control of the Company. These arrangements are intended to retain our executives, who could have other employment opportunities that may appear to them to be less risky absent these arrangements.

The change-in-control arrangements in our executive officer employment agreements contain a “double trigger,” meaning that benefits are not awarded upon a change in control unless the executive’s employment is terminated without cause or for good reason within a specified period of time following the transaction.

The terms of these agreements are described under the section entitled “Employment Arrangements and Potential Payments upon Termination or Change in Control.” That section also contains tables showing the amounts that the NEOs (excluding Mr. Chery) would have received if their employment had terminated on December 31, 2025, in connection with a change in control.

Other General Employee Benefits

Executive officers are eligible to participate in all employee benefit plans that are available to eligible employees generally, including health, life, and disability insurance.

Other Arrangements

The Board and the Compensation and Human Capital Committee have established additional policies to ensure the overall compensation structure is responsive to shareholder interests and competitive with the market, including a clawback policy, stock ownership and retention guidelines policy, anti-hedging policy, and anti-pledging and margin account policy. These policies are summarized under the section entitled "Corporate Governance".

Discussion of Option and Restricted Stock Unit Award Grant Timing

The Company does not have a written policy with respect to when equity awards are granted during the year. The Compensation and Human Capital Committee grants equity awards to our directors, executive officers and other key employees, currently in the form of RSUs, on an annual basis, as well as awards at other times when deemed appropriate. In recent years, the Compensation and Human Capital Committee and Board have met in January of each year to consider the award of restricted shares and RSUs to executives and other officers, with the grants being made as of each February 15 for ease of administration. The Company does not backdate or grant equity awards retroactively and does not take material nonpublic information into account when determining the timing or terms of equity awards. The Compensation and Human Capital Committee does not time the release of material non-public information to affect the value of executive compensation.

At the 2025 annual meeting, the Company’s shareholders approved the 2025 Stock Incentive Plan. The 2025 Stock Incentive Plan does not permit the award of discounted options or the repricing of stock options. Pursuant to the terms of the 2025 Stock Incentive Plan, option exercise prices are determined based on the closing price of our common stock on the grant date, or if shares were not traded on the grant date, then on the nearest preceding trading day. The 2015 Equity Plan includes provisions similar to those described above. Following approval of the 2025 Stock Incentive Plan, no additional awards may be made under the 2015 Equity Plan.

REPORT OF COMPENSATION AND HUMAN CAPITAL COMMITTEE

The Compensation and Human Capital Committee of the Board makes the following report which, notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, will not be incorporated by reference into any such filings and will not otherwise be deemed to be proxy soliciting materials or to be filed under such Acts.

The Compensation and Human Capital Committee of the Company has reviewed and discussed the CD&A as required by Item 402(b) of Regulation S-K with management and, based on that review and those discussions, the Compensation and Human Capital Committee recommended to the Board that the CD&A be included as part of this Proxy Statement and the Company’s 2025 Annual Report on Form 10-K.

Compensation and Human Capital Committee Members

♦ Robert A. Cashell, Jr. (Chair) ♦ David C. Boyles ♦
♦ Jesus T. Espinoza ♦ Annie M. Goodwin ♦ Kristen L. Heck ♦ Michael B. Hormaechea ♦
♦ Craig A. Langel ♦ Douglas J. McBride ♦ Beth Noymer Levine ♦

EXECUTIVE COMPENSATION TABLES
Summary Compensation Table

The following table shows compensation earned by the NEOs for the last three fiscal years, except as noted below.

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (8)	All Other Compensation ($) (11)	Total ($)
Randall M. Chesler,	2025	1,039,860	1,363,947 (2)	1,076,450 (5)	153,715	28,000	3,661,972
President and CEO	2024	981,000	981,635 (3)	821,453 (6)	124,731	24,150	2,932,968
	2023	925,365	1,175,964 (4)	670,013 (7)	158,107	28,050	2,957,499
Ron J. Copher,	2025	525,370	364,108 (2)	399,821 (5)	55,410	27,846	1,372,555
EVP, CFO, and	2024	491,000	308,347 (3)	285,555 (6)	45,281	22,740	1,152,922
Secretary	2023	472,290	436,490 (4)	242,057 (7)	56,445	28,050	1,235,332
Don J. Chery, (9)	2025	59,365	327,034 (2)	151,734 (5)	21,298	52,428	611,859
EVP and CAO	2024	441,000	269,346 (3)	253,574 (6)	32,838	24,150	1,020,909
	2023	412,545	381,294 (4)	211,446 (7)	41,979	28,050	1,075,314
Ryan T. Screnar, (10)	2025	342,000	158,509 (2)	162,417 (5)	5,694	28,000	696,620
EVP and CAO	2024	282,968	53,207 (3)	101,660 (6)	2,109	98,915	538,858
Lee K. Groom, (10)	2025	342,000	158,509 (2)	163,635 (5)	8,024	27,762	699,930
EVP and CXO	2024	315,971	58,174 (3)	104,264 (6)	6,480	22,625	507,513

(1)Represents the grant date fair value of the RSU awards. The fair value of these awards was determined in accordance with FASB ASC Topic 718. Assumptions used to calculate these amounts are set forth in the notes to the Company’s audited financial statements for the year ended December 31, 2025, included in the Company’s accompanying Annual Report. Accrued dividends are paid upon vesting and settlement of the underlying shares.
(2)The fair market value of the RSU awards granted in 2025 is based on the per-share price of Glacier’s common stock at the close of business on the grant date, February 15, 2025 ($49.83). The awards vest in three equal annual installments beginning February 15, 2026, except Mr. Chery's RSUs were vested upon his retirement in February 2025.
(3)The fair market value of the RSU awards granted in 2024 is based on the per-share price of Glacier’s common stock at the close of business on the grant date, February 15, 2024 ($38.50). The awards vest in three equal annual installments beginning February 15, 2025, except Mr. Chery's RSUs were vested upon his retirement in February 2025.
(4)The fair market value of the RSU awards granted in 2023 is based on the per-share price of Glacier’s common stock at the close of business on February 15, 2023, the last trading day preceding the grant date ($47.46). The awards vest in three equal annual installments beginning February 15, 2024, except Mr. Chery's RSUs were vested upon his retirement in February 2025.
(5)The amount shown is the sum of 50% of the 2025 STIP award, 25% of the 2024 STIP award, and 25% of the 2023 STIP award, and represents the cash incentive amount earned based on 2025 results, as set forth in the section entitled “Compensation Discussion and Analysis – Annual Cash Incentive Bonus.” The 2025 STIP bonus for Mr. Chery was prorated based on two months of base salary upon his retirement in February 2025.
(6)The amount shown is the sum of 50% of the 2024 STIP award, 25% of the 2023 STIP award, and 25% of the 2022 STIP award, and represents the cash incentive amount earned based on 2024 results.
(7)The amount shown is the sum of 50% of the 2023 STIP award, 25% of the 2022 STIP award, and 25% of the 2021 STIP award, and represents the cash incentive amount earned based on 2023 results.
(8)For all of the NEOs, the amount reported in this column represents the increase in the actuarial present value of accumulated benefit under Glacier’s SERP, the material terms of which are described below under the section entitled “Nonqualified Deferred Compensation Plan – Supplemental Executive Retirement Plan”. Mr. Chery received a distribution of $421,469 from his SERP plan upon his retirement in February 2025.
(9)The annual salary amount shown for Mr. Chery is for January and February 2025.
(10)Messrs. Screnar and Groom were appointed by the Board as executive officers effective November 1, 2024, each with a salary of $342,000 effective as of November 1, 2024. Annual salary amounts represent two months of annual base salary at the executives' salary and ten months based on annual salaries in effect under prior employment positions.
(11)Amounts reported for 2025 that represent “All Other Compensation” for each of the NEOs are described in the table below.

Named Executive Officer	401(k) Matching Contribution ($)	Profit Sharing Contribution ($)	Accrued Vacation ($)	Total ($)
Randall M. Chesler	10,500	17,500	—	28,000
Ron J. Copher	10,346	17,500	—	27,846
Don J. Chery	2,893	5,215	44,320	52,428
Ryan T. Screnar	10,500	17,500	—	28,000
Lee K. Groom	10,262	17,500	—	27,762

2025 Grants of Plan-Based Awards

The following table shows information regarding grants of non-equity incentive plan awards and grants of equity awards that we made during the fiscal year ended December 31, 2025 to each of our NEOs.

Named Executive Officer	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)				All Other Stock Awards: Number of Shares of Stock or Units (2)	Grant Date Fair Value of Stock Awards(2)
	Threshold	Target	Maximum	Grant Date
	($)	($)	($)		(#)	($)
Randall M. Chesler	519,930	1,039,860	1,559,790
RSUs				2/15/2025	27,372	1,363,947

Ron J. Copher	197,014	394,028	591,041
RSUs				2/15/2025	7,307	364,108

Don J. Chery	165,375	330,750	496,125
RSUs				2/15/2025	6,563	327,034

Ryan T. Screnar	85,500	171,000	256,500
RSUs				2/15/2025	3,181	158,509

Lee K. Groom	85,500	171,000	256,500
RSUs				2/15/2025	3,181	158,509

(1) These amounts represent ranges of the possible performance-based cash bonuses that could have been paid based on 2025 results pursuant to the STIP. The actual bonuses paid are displayed under the column entitled “Non-Equity Incentive Plan Compensation” within the Summary Compensation Table. The incentive target level is determined as the aggregate dollar amount derived from the NEOs’ target bonuses expressed as a percentage of annual salary. This target percentage for 2025 was 100.0% for Mr. Chesler, 75.0% for each of Messrs. Copher and Chery, and 50.0% for each of Messrs. Screnar and Groom. The maximum incentive was 150.0% for Mr. Chesler and 112.5% for Mr. Copher, and 75.0% for each of Messrs. Screnar and Groom. The threshold incentive was 50% for Mr. Chesler and 37.5% for each of Messrs. Copher and Chery, and 25.0% for each of Messrs. Screnar and Groom. Because Mr. Chery retired in February 2025, he was only eligible for a 2025 STIP incentive based on two months of salary, as further discussed in the section “Compensation Discussion and Analysis - Annual Cash Incentive Bonus."
(2) These amounts represent the grants of performance based RSUs under the LTIP made in 2025 for performance in 2024 on preestablished performance goals established by the Compensation and Human Capital Committee. These goals represented metrics addressing key areas of the Company’s performance, including ROTE (excluding AOCI), diluted earnings per share, and relative TSR. The Company’s TSR for 2024 is ranked relative to the compensation peer group approved in July 2023, with a full list of companies disclosed in Glacier's 2025 Proxy Statement. The performance-based awards made pursuant to the LTIP and related performance metrics are further described in the section entitled “Compensation Discussion and Analysis – Long-Term Incentives.”

2025 Outstanding Equity Awards at Fiscal Year-End Table

The following table presents information concerning the outstanding RSUs as of December 31, 2025, for each NEO of the Company. No other type of equity award is outstanding. Mr. Chery had no outstanding unvested shares at December 31, 2025, because his shares vested upon his retirement in February 2025.

Named Executive Officer	Stock Awards
	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($) (1)
Randall M. Chesler	8,260	(2)	363,853
	16,998	(3)	748,762
	27,372	(4)	1,205,737
Ron J. Copher	3,066	(2)	135,057
	5,340	(5)	235,227
	7,307	(6)	321,873
Ryan T. Screnar	533	(2)	23,479
	922	(7)	40,614
	3,181	(8)	140,123
Lee K. Groom	562	(2)	24,756
	1,008	(9)	44,402
	3,181	(8)	140,123

(1)Amounts shown are calculated using $44.05, the per-share price of Glacier’s common stock at the close of business on December 31, 2025, the last trading day of the year.
(2)The unvested RSUs vested on February 15, 2026.
(3)8,499 of the unvested RSUs vested on February 15, 2026; 8,499 of the unvested RSUs will vest on February 15, 2027.
(4)9,124 of the unvested RSUs vested on February 15, 2026; 9,124 of the unvested RSUs will vest on February 15, 2027; and 9,124 of the unvested RSUs will vest on February 15, 2028.
(5)2,670 of the unvested RSUs vested on February 15, 2026; 2,670 of the unvested RSUs will vest on February 15, 2027.
(6)2,435 of the unvested RSUs vested on February 15, 2026; 2,436 of the unvested RSUs will vest on February 15, 2027; and 2,436 of the unvested RSUs will vest on February 15, 2028.
(7)461 of the unvested RSUs vested on February 15, 2026; 461 of the unvested RSUs will vest on February 15, 2027.
(8)1,060 of the unvested RSUs vested on February 15, 2026; 1,060 of the unvested RSUs will vest on February 15, 2027; and 1,061 of the unvested RSUs will vest on February 15, 2028.
(9)504 of the unvested RSUs vested on February 15, 2026; 504 of the unvested RSUs will vest on February 15, 2027.

2025 Option Exercises and Stock Vested Table

The following table presents information concerning the vesting of RSUs during 2025 for each NEO of the Company:

	Stock Awards
Named Executive Officer	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Randall M. Chesler	23,978	1,194,824
Ron J. Copher	8,212	409,204
Don J. Chery (2)	21,079	1,050,367
Ryan T. Screnar	1,508	75,144
Lee K. Groom	1,617	80,575

(1)Amounts disclosed in this column reflect the value realized upon vesting of the RSUs, as calculated based on the price of a Glacier share on the vesting date, multiplied by the number of shares underlying each award.
(2)Includes awards for which vesting was accelerated at retirement.

Director and Employee Plans

Nonqualified Deferred Compensation Plan

In December 1995, the Board adopted a nonqualified and non-funded deferred compensation plan (as amended and restated in 2008, the “Deferred Plan”) for directors and key employees. The Deferred Plan permits eligible directors and officers of the Company to defer certain income that would otherwise be taxable as earned and paid in the ordinary course. The Deferred Plan permits participants to elect cash-out distributions and to make new distribution elections on terms that conform to the restrictions set forth in Section 409A of the Internal Revenue Code.

The Deferred Plan permits a designated officer or key employee to annually defer up to 50% of his or her salary, as well as up to 100% of any cash bonuses. A non-employee director may elect to have any portion of his or her director’s fees deferred into an account. The Deferred Plan also provides that beginning in 2005, the rate of return on deferred compensation accounts will equal 50% of the Company’s return on average equity (whether positive or negative) as of December 31 for such year. Amounts deferred under the Deferred Plan were credited with earnings equal to 3.25% in 2025.

Of the Company's NEOs, only Mr. Chery participated in the Deferred Plan during 2025.

2025 Nonqualified Deferred Compensation Table

	Executive Contributions in Last FY	Aggregate Earnings in Last FY	Aggregate Balance at Last FYE
Named Executive Officer	($) (1)	($) (2)	($) (3)
Don J. Chery	241,087	31,973	1,044,809

(1)    Amount deferred pursuant to the Deferred Plan, which is included in the Summary Compensation Table included above.
(2)    $0 of the amount reported was included in the Summary Compensation Table.
(3)     The balance shown is fully vested and included in the Summary Compensation Table for 2025 or previous years except for the portion of earnings that was determined not to be above-market in the year paid. Mr. Chery will receive payments from the Deferred Plan (including earnings on unpaid amounts) in five annual installments following the third anniversary of his retirement.

Supplemental Executive Retirement Plan

In December 1995, the Board adopted a nonqualified and non-funded SERP for executive officers. The SERP was amended and restated in 2008. The SERP is intended to supplement payments due to participants upon retirement under the Company’s qualified plans. Also, for years after 2004, the account balance for each participant is credited with a rate of return equal to 50% of the Company’s return on average equity (whether positive or negative) as of December 31 for such year. SERP account balances were credited with earnings equal to 3.25% in 2025.

In general, the SERP, together with separate agreements with participating executives, provides that Glacier will credit each participating executive’s account, on an annual basis, with an amount equal to employer contributions that otherwise would have been allocated to the executive’s account under the tax-qualified plans were it not for limits imposed by the Internal Revenue Code. Payments under the SERP are payable in a lump sum (with respect to Messrs. Copher and Screnar) or in five annual installments (with respect to Messrs. Chesler and Groom). Amounts credited to the executive’s account will be paid on, or beginning on, the first day of the first month immediately following the month with a payment trigger event, including (i) separation from service; (ii) attainment of age 65; (iii) any of the first five anniversary dates following his separation from service; or (iv) any of the first five anniversary dates following his attainment of age 65. In the event of a change in control, the amounts in the individual SERP accounts will be deposited into a trust, and the Company will continue to be obligated to provide for the benefits under the SERP. In the event the executive is terminated for cause (as defined in the SERP agreement), no benefits will be payable to the executive under the SERP, and all obligations of the Company with respect to the executive’s SERP will cease. Information regarding benefits payable under the SERP is included in the following table.

2025 Pension Benefits Table

Name	Plan Name	Number of Years Credited Service (#) (1)	Present Value of Accumulated Benefit ($) (2)	Payments During Last Fiscal Year ($)
Randall M. Chesler	SERP	N/A	1,393,590	—
Ron J. Copher	SERP	N/A	659,062	—
Don J. Chery (3)	SERP	N/A	12,272	421,469
Ryan T. Screnar	SERP	N/A	50,082	—
Lee K. Groom	SERP	N/A	62,468	—

(1)    There are no minimum service requirements under the SERP and amounts are fully vested.
(2)    Based on the amounts accrued through December 31, 2025, in the event the SERP is triggered, the NEO could receive a payment (including earnings on unpaid amounts) in the amount stated in the table (i) payable in five annual installments one year after separation of service for Mr. Chesler; (ii) payable in five annual installments at separation of service for Mr. Groom; (iii) in a lump-sum payment at separation of service for Mr. Copher; and (iv) in a lump-sum payment at age 65 for Mr. Screnar.
(3) Mr. Chery received a lump-sum payment distribution of his SERP balance upon his retirement. The present value of accumulated benefits represents what he earned during 2025 that will be paid in 2026.

Employment Arrangements and Potential Payments upon Termination or Change in Control

Below are summaries of certain arrangements between the NEOs and the Company or Glacier Bank. These summaries do not purport to include all of the provisions of the employment agreements with each NEO, and this description is qualified in its entirety by reference to the full employment agreements, which can be accessed through links in our exhibit index to our Form 10-K for the year ended December 31, 2025. The terms “Cause,” “Good Reason,” and “Change in Control” are defined in the respective employment agreements with each NEO.

Employment Agreements

The employment agreements with Messrs. Chesler and Copher were entered into effective March 5, 2018, and were amended on February 19, 2020. The employment agreements with Messrs. Screnar and Groom were amended and restated effective as of February 20, 2025. The term of each employment agreement is two years, and, unless terminated in accordance with the terms of the employment agreement, will be automatically extended for an additional one-year term on each February 19 thereafter (a “Renewal Date”), unless either the Company or the officer gives notice of non-renewal at least 120 days prior to a Renewal Date. Accordingly, the term of each employment agreement currently extends to February 19, 2027.

Randall M. Chesler. Mr. Chesler’s employment agreement provides that, if his employment is terminated by the Company without Cause or by Mr. Chesler for Good Reason in the absence of a Change in Control, he will be entitled to receive an amount equal to the greater of (i) the amount of base salary payable during the remaining term and (ii) the amount he would be entitled to receive under Glacier Bank’s Severance Plan for Employees, in each case payable in equal monthly installments over a period of three years. The current terms of Glacier’s Severance Plan provide that employees covered by other arrangements, such as employment agreements, are not covered by or eligible for benefits under the Severance Plan.

If Mr. Chesler’s employment is terminated by the Company or its successor without Cause either following the announcement of a Change in Control that subsequently occurs within two years following the Change in Control, or if Mr. Chesler terminates his employment for Good Reason within two years of a Change in Control, the agreement provides that Mr. Chesler will be entitled to receive a total amount equal to 2.99 times the compensation received by Mr. Chesler from the Company for the most recent calendar year, payable in 36 equal monthly installments. The payments to be received by Mr. Chesler will be reduced by any cash compensation that he receives from the Company or its successor following the Change in Control or after his termination of employment. Also, to the extent that any payment or distribution of any type would constitute an “excess parachute payment” as defined in Section 280(G) of the Internal Revenue Code, either the payments will be reduced to the largest amount that will result in no portion of those payments being subject to the excise tax imposed by Section 4999 of the Internal Revenue Code or, if it would result in a better after-tax result, the payments will be made and Mr. Chesler will be responsible for paying the excise tax.

In addition, the agreement prohibits Mr. Chesler from competing with the Company or its subsidiaries during the term of the agreement and for a three-year period following his termination of employment. Severance payments are subject to Mr. Chesler’s execution of a release of claims against the Company arising out of his employment or termination.

Ron J. Copher. Except as described below, the terms of Mr. Copher’s employment agreement are substantially the same as those for Mr. Chesler.

If Mr. Copher’s employment agreement is terminated by the Company without Cause or by Mr. Copher for Good Reason in the absence of a Change in Control, he will be entitled to receive an amount equal to the amount of the base salary payable during the remaining term in 24 equal monthly installments; provided that the payments will be accelerated as necessary to be paid in full by the end of the second calendar year after the calendar year in which the termination of his employment occurs.
If Mr. Copher’s employment is terminated by the Company or its successor without Cause either following the announcement of a Change in Control that subsequently occurs within two years or following the Change in Control, or if Mr. Copher terminates his employment for Good Reason within two years following a Change in Control, Mr. Copher will be entitled to receive a total amount equal to two times the compensation he received for the most recent calendar year, payable in 24 equal monthly installments, subject to the same reductions as are applicable to Mr. Chesler.

In addition, the agreement prohibits Mr. Copher from competing with the Company or its subsidiaries during the term of the agreement and for a two-year period following his termination of employment.

Ryan T. Screnar. Except as described below, the material terms of Mr. Screnar’s employment agreement, as amended, are the same as those for Mr. Chesler.

If Mr. Screnar's employment is terminated by the Company or its successor without Cause either following the announcement of a Change in Control that subsequently occurs within two years or following a Change in Control, Mr. Screnar will be entitled to receive a total amount equal to two times the sum of (a) Mr. Screnar's annualized base salary at the time of the termination and (b) the greater of (i) the full amount of the cash bonus earned by Mr. Screnar in the prior calendar year or (ii) the full amount of the target cash bonus that would be paid or payable to Mr. Screnar in the year in which the termination occurs, payable in 24 equal monthly installments, subject to the same reductions as are applicable to Mr. Chesler.

In addition, the agreement prohibits Mr. Screnar from competing with the Company or its subsidiaries during the term of the agreement and for a one-year period following his termination of employment.

Lee K. Groom. The material terms of Mr. Groom’s employment agreement, as amended, are the same as those for Mr. Screnar.

Potential Payments upon Termination or Change in Control

The table below shows the maximum amounts that could have been paid to each NEO in 2025 under his respective agreement. Payments provided for death, disability and retirement are available to all eligible employees of the Company in accordance with the respective plans. The following information is based on the executive’s compensation at December 31, 2025 and assumes the triggering event occurred on December 31, 2025. Information regarding benefits payable to the NEOs under the Company’s Deferred Plan and SERP is included above in the section entitled “Director and Employee Plans.”

Randall M. Chesler	Termination by Company for Cause or by Executive without Good Reason ($)	Termination by Company without Cause or by Executive for Good Reason ($)	Death ($)	Disability ($)	Change-In-Control Termination ($) (1)		Retirement ($)
Cash Severance	—	1,182,307	—	—	9,180,485	(2)	—
401(k) Plan	17,500	17,500	17,500	17,500	17,500		17,500
Accrued Vacation (3)	126,783	126,783	126,783	126,783	126,783		126,783
STIP (4)	—	2,034,055	2,034,055	2,034,055	2,034,055		2,034,055
LTIP (RSU Accelerated Vesting) (5)	—	—	2,432,067	2,432,067	2,432,067		—
TOTAL	144,283	3,360,644	4,610,405	4,610,405	13,790,890		2,178,338

(1)Represents cash payments in the event of termination (i) by the Company without Cause within two years of a Change in Control; (ii) by the Company without Cause before a Change in Control and within six months of termination if a Change in Control occurs; or (iii) if Mr. Chesler terminates his employment with Good Reason within two years of a Change in Control. The amount shown does not reflect any adjustment that would be made in the event that any payment or distribution of any type would constitute an “excess parachute payment” as defined in Section 280(G) of the Internal Revenue Code.
(2)Beginning within 30 days after a qualifying termination following a Change in Control; payable in 36 substantially equal monthly payments.
(3)Based on accrued hours times hourly pay rate.
(4)Includes the current year STIP bonus and the deferred portion of the prior years’ STIP bonuses.
(5)Pursuant to the Award Agreement and related LTIP program document and the 2015 Equity Plan, Mr. Chesler’s unvested RSUs would vest immediately upon his death, disability, or qualifying termination with or without a Change in Control as shown in the table.

Ron J. Copher	Termination by Company for Cause or by Executive without Good Reason ($)	Termination by Company without Cause or by Executive for Good Reason ($)	Death ($)	Disability ($)	Change-In-Control Termination ($) (1)		Retirement ($)
Cash Severance	—	597,339	—	—	2,403,833	(2)	—
401(k) Plan	17,500	17,500	17,500	17,500	17,500		17,500
Accrued Vacation (3)	72,279	72,279	72,279	72,279	72,279		72,279
STIP (4)	—	755,834	755,834	755,834	755,834		755,834
LTIP (RSU Accelerated Vesting) (5)	—	728,042	728,042	728,042	728,042		728,042
TOTAL	89,779	2,170,994	1,573,655	1,573,655	3,977,488		1,573,655

(1)Represents cash payments in the event of termination (i) by the Company without Cause within two years of a Change in Control; (ii) by the Company without Cause before a Change in Control and within six months of termination if a Change in Control occurs; or (iii) if Mr. Copher terminates his employment with Good Reason within two years of a Change in Control. The amount shown does not reflect any adjustment that would be made in the event that any payment or distribution of any type would constitute an “excess parachute payment” as defined in Section 280(G) of the Internal Revenue Code.
(2)Beginning within 30 days after a qualifying termination following Change in Control; payable in 24 substantially equal monthly payments.
(3)Based on accrued hours times hourly pay rate.
(4)Includes the current year STIP bonus and the deferred portion of the prior years’ STIP bonuses.
(5)Pursuant to the Award Agreement and related LTIP program document, the 2015 Equity Plan, and the "Rule of 80" (under which unvested RSUs become eligible for vesting when combined age and years of service add up to 80), Mr. Copher’s unvested RSUs would vest immediately upon his death, disability, retirement, or qualifying termination with or without a Change in Control as shown in the table.

Ryan T. Screnar	Termination by Company for Cause or by Executive without Good Reason ($)	Termination by Company without Cause or by Executive for Good Reason ($)	Death ($)	Disability ($)	Change-In-Control Termination ($) (1)		Retirement ($)
Cash Severance	—	388,849	—	—	948,689	(2)	—
401(k) Plan	17,500	17,500	17,500	17,500	17,500		17,500
Accrued Vacation (3)	37,646	37,646	37,646	37,646	37,646		37,646
STIP (4)	—	75,679	311,813	311,813	311,813		75,679
LTIP (RSU Accelerated Vesting) (5)	—	—	212,959	212,959	212,959
TOTAL	55,146	519,674	579,918	579,918	1,528,607		130,825

(1)Represents cash payments in the event of termination (i) by the Company without Cause within two years of a Change in Control; (ii) by the Company without Cause before a Change in Control and within six months of termination if a Change in Control occurs; or (iii) Mr. Screnar terminates his employment with Good Reason within two years of a Change in Control. The amount shown does not reflect any adjustment that would be made in the event that any payment or distribution of any type would constitute an “excess parachute payment” as defined in Section 280(G) of the Internal Revenue Code.
(2)Beginning within 30 days after a qualifying termination following Change in Control; payable in 24 substantially equal monthly payments.
(3)Based on accrued hours times hourly pay rate.
(4)Includes the current year STIP bonus and the deferred portion of the prior years’ STIP bonuses in the case of death, disability, or Change in Control, and only the deferred portion in the case of termination without cause or for good reason.
(5)Pursuant to the Award Agreement and related LTIP program document and the 2015 Equity Plan, Mr. Screnar’s unvested RSUs would vest immediately upon his death, disability, or qualifying termination with or without a Change in Control as shown in the table.

Lee K. Groom	Termination by Company for Cause or by Executive without Good Reason ($)	Termination by Company without Cause or by Executive for Good Reason ($)	Death ($)	Disability ($)	Change-In-Control Termination ($) (1)		Retirement ($)
Cash Severance	—	388,849	—	—	981,197	(2)	—
401(k) Plan	17,500	17,500	17,500	17,500	17,500		17,500
Accrued Vacation (3)	49,445	49,445	49,445	49,445	49,445		49,445
STIP (4)	—	76,896	313,030	313,030	313,030		76,896
LTIP (RSU Accelerated Vesting) (5)	—	—	218,367	218,367	218,367
TOTAL	66,945	532,690	598,342	598,342	1,579,539		143,841

(1)Represents cash payments in the event of termination (i) by the Company without Cause within two years of a Change in Control; (ii) by the Company without Cause before a Change in Control and within six months of termination if a Change in Control occurs; or (iii) Mr. Groom terminates his employment with Good Reason within two years of a Change in Control. The amount shown does not reflect any adjustment that would be made in the event that any payment or distribution of any type would constitute an “excess parachute payment” as defined in Section 280(G) of the Internal Revenue Code.
(2)Beginning within 30 days after a qualifying termination following Change in Control; payable in 24 substantially equal monthly payments.
(3)Based on accrued hours times hourly pay rate.
(4)Includes the current year STIP bonus and the deferred portion of the prior years’ STIP bonuses in the case of death, disability, or Change in Control, and only the deferred portion in the case of termination without cause or for good reason.
(5)Pursuant to the Award Agreement and related LTIP program document and the 2015 Equity Plan, Mr. Groom’s unvested RSUs would vest immediately upon his death, disability, or qualifying termination with or without a Change in Control as shown in the table.

Don J. Chery (1)	Retirement ($)
Cash Severance	—
401(k) Plan	5,215
Accrued Vacation (2)	44,320
STIP (3)	265,203
LTIP (RSU Accelerated Vesting) (4)	1,050,367
TOTAL	1,365,105

(1)Mr. Chery retired in February 2025 and only information related to the retirement payments is included.
(2)Based on accrued hours times hourly pay rate.
(3)Includes the current year STIP bonus and the deferred portion of the prior years’ STIP bonuses.
(4)Pursuant to the Award Agreement and related LTIP program document, the 2015 Equity Plan and the "Rule of 80", Mr. Chery’s unvested RSUs were vested in full upon his retirement.

CEO Compensation Pay Ratio

As required by Item 402(u) of Regulation S-K, we are providing the following information for 2025, which is our last completed fiscal year:

•The median of the annual total compensation of all Glacier employees (other than Mr. Chesler, our President and CEO), was $65,955; and

•The annual total compensation of Mr. Chesler was $3,661,972.

Based on this information, the ratio for 2025 of the annual total compensation of our CEO to the median of the annual total compensation of all employees is 56:1.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described below. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

We completed the following steps to identify the median of the annual total compensation of all our employees and to determine the annual total compensation of our median employee and CEO:

•The median employee was identified for 2025 based on the employee population on December 31, 2025, which consisted of all full-time, part-time, temporary, and seasonal employees employed on that date. Our employee population does not include approximately 436 employees of Guaranty Bancshares, Inc. or approximately 199 employees of Bank of Idaho Holding Company, which we acquired in October and April 2025, respectively.

•To find the median of the annual total compensation of all our employees (other than our CEO),we used wages from our payroll records as reported to the Internal Revenue Service on Form W-2 for the fiscal year 2025. This is identical to our previous methodology, except that W-2 values have not been annualized in the current analysis. This helps simplify the analysis and disclosure and does not materially change the identification of the median employee or resulting pay ratio.

•We identified our median employee using this compensation measure and methodology, which was consistently applied to all employees who were included in the calculation.

•After identifying the median employee, we added together all the elements of such employee’s compensation for 2025 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $65,955.

•With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2025 Summary Compensation Table.

Pay Versus Performance

In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and Non-PEO NEOs and Company performance for the fiscal years listed below.

					Value of Initial Fixed $100 Investment based on: [4]
Year	Summary Compensation Table Total for PEO [1] ($)	Compensation Actually Paid to PEO [1,2,3] ($)	Average Summary Compensation Table Total for Non-PEO NEOs [1] ($)	Average Compensation Table Total for Non-PEO NEOs [1,2,3] ($)	TSR ($)	Peer Group TSR ($)	Net Income ($ Millions)	Return on Tangible Equity (excluding AOCI) [5]
2025	3,661,972	3,367,746	845,241	805,656	111.65	152.71	239	9.5%
2024	2,932,968	3,411,537	805,051	893,006	123.46	143.39	190	8.2%
2023	2,957,499	2,620,559	1,155,323	1,042,223	98.51	126.67	223	9.8%
2022	3,150,825	2,890,225	1,189,152	1,103,734	113.31	127.17	303	14.1%
2021	2,890,546	3,232,967	1,090,836	1,189,375	126.41	136.64	285	14.8%

(1) Randall M. Chesler, our CEO, was our PEO for each year presented and Ron J. Copher and Don J. Chery comprise our Non-PEO NEOs for 2020-2023. Ron J. Copher, Don J. Chery, Ryan T. Screnar and Lee K. Groom comprise our Non-PEO NEOs in 2024 and 2025.
(2) The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.
(3) Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the totals from the Stock Awards column set forth in the Summary Compensation Table. Amounts in the Exclusion of Change in Pension Value column reflect the increase in the actuarial present value of accumulated benefit under Glacier’s SERP amounts, which is described as a Change in Pension Value reported in the Summary Compensation Table in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column. Amounts in the Inclusion of Pension Service Cost are based on the annual amount contributed by the Company for services rendered during the listed year.

	2025
Summary Compensation Table Total	PEO ($)	Non-PEO NEOs Average ($)
Summary Compensation Table Total	3,661,972	845,241
Exclusion of Change in Pension Value	(153,715)	(22,607)
Exclusion of Stock Awards	(1,363,947)	(252,040)
Inclusion of Pension Service Cost	113,419	14,643
Inclusion of Equity Values	1,110,017	220,419
Compensation Actually Paid	3,367,746	805,656

The amounts in the Inclusion of Equity Values in the tables before are derived from the amounts set forth in the following tables.

	2025
Equity Values Table Total	PEO ($)	Non-PEO NEOs Average ($)
Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year	1,241,868	155,041
Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards	(122,500)	(13,860)
Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year	—	81,759
Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year	(9,351)	(2,521)
Fair Value at Last day of Prior Year of Equity Awards Forfeited During Year	—	—
Value of Dividends or Other Earnings Paid on Equity Awards not Otherwise Included	—	—
Total - Inclusion of Equity Values	1,110,017	220,419

(4) The Peer Group TSR set forth in this table uses the KBW Nasdaq Regional Banking Index (“KBW Regional Banking Index”), which we also use in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2025. The comparison assumes $100 was invested for the period starting December 31, 2020, through the end of the listed year in the Company and in the KBW Regional Banking Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.
(5) We determined ROTE (excluding AOCI) to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and Non-PEO NEOs in 2025, as further described in the "Profit Sharing and 401(k) Plan" section of the Compensation Discussion and Analysis in this Proxy Statement, 2025 Return on Tangible Equity excluding AOCI.

Relationship Between PEO and Other NEO Compensation Actually Paid and Company and Peer Group Total Shareholder Return ("TSR")

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s cumulative TSR over the five most recently completed fiscal years, and the KBW Regional Banking Index over the same period.

PEO and Average Non-PEO NEO Compensation Actually Paid
Versus Company TSR
Compensation Actually Paid ($ Millions)
4
4
3
3
2
2
1
1
0
TSR (FYE2020 Indexed to $100)
$160
$140
$120
$100
$80
$60
$40
$20
$0
100.00
136.64
126.41
127.17
113.31
126.67
98.51
143.39
123.46
152.71
111.65
3.2
1.2
2.9
1.1
2.6
1.0
3.4
0.9
3.4
0.8
2020
2021
2022
2023
2024
2025
Fiscal Year
PEO Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Glacier Bancorp, Inc. TSR
KBW Regional Banking Index TSR

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Net Income during the five most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid
Versus Net Income
Compensation Actually Paid ($ Millions)
Net Income ($ Millions)
0
1
2
3
4
0
50
100
150
200
250
300
350
285
303
223
190
239
3.2
1.2
2.9
1.1
2.6
1.0
3.4
0.9
3.4
0.8
2021
2022
2023
2024
2025
Fiscal Year
PEO Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Glacier Bancorp, Inc. Net Income

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Company-Selected Measure

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Return on Tangible Equity during the five most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid
Versus Return on Tangible Equity (excluding AOCI)
Compensation Actually Paid ($ Millions)
Return on Tangible Equity
4
4
3
3
2
2
1
1
0
16%
14%
12%
10%
8%
6%
4%
2%
0%
14.8%
14.1%
9.8%
8.2%
9.5%
3.2
1.2
2.9
1.1
2.6
1.0
3.4
0.9
3.4
0.8
2021
2022
2023
2024
2025
Fiscal Year
PEO Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Return on Tangible Equity

Tabular List of Most Important Financial and Non Financial Performance Measures

The following list presents the financial and non financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEO and Non-PEO NEOs for 2025 to Company performance. The measures in this list are not ranked.

•Return on Tangible Equity (excluding AOCI)
•Pre-Provision Net Revenues
•Diluted Earnings per Share
•Relative Total Shareholder Return (to the Compensation Peer Group)
•Non-performing Assets / Total Subsidiary Assets
•Net Demand Deposit Account Growth (# of accounts)
•Efficiency Ratio

Equity Compensation Plan Information
Equity Award Plans

The Company maintained the 2015 Plan until its expiration in April 2025. Equity awards to eligible employees, consultants, and directors during the first four months of 2025 were made under the 2015 Plan prior to such plan's expiration. Equity awards made under the 2015 Plan will remain outstanding and will be governed by the terms of the 2015 Plan.

At the 2025 annual meeting, Glacier’s shareholders approved the 2025 Stock Incentive Plan, which provides for awards of stock-based incentive compensation to eligible employees, consultants, and directors of the Company or its affiliates. Shares of Glacier common stock are issuable under the 2025 Stock Incentive Plan in the form of stock options, share appreciation rights, restricted shares, RSUs, unrestricted shares, and performance awards.

The 2025 Stock Incentive Plan is effective for ten years. The maximum total value subject to all awards to any non-employee director in a calendar year is $500,000. The aggregate number of shares authorized for issuance under the 2025 Stock Incentive Plan is 1,600,000, of which 24,854 have been issued and 1,576,952 remained available for issuance as of December 31, 2025.

The table below provides information as of December 31, 2025 regarding our equity compensation plans, including the 2015 Equity Plan, the 2025 Stock Incentive Plan, and the plans acquired in acquisitions.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (3) (#)
Equity compensation plans approved by security holders	297,419 (1)	– (2)	1,576,952
Equity compensation plans not approved by security holders (4)	–	–	—

(1)Represents shares subject to RSUs issued, including 23,048 under the 2025 Stock Incentive Plan and 274,371 under the 2015 Equity Plan.
(2)RSUs do not have an exercise price.
(3)Represents shares available under the 2025 Stock Incentive Plan. The 2015 Equity Plan expired on April 2025 and there are no shares available for future issuance.
(4)An aggregate of 285,458 shares are issuable upon exercise of options assumed in connection with the acquisition of Heritage Bancorp of Nevada in July 2019 and Guaranty Bancshares, Inc. in October 2025. The weighted-average exercise price of the assumed options is $29.05 per share, and the average remaining contractual term of these options was 5.45 years at December 31, 2025. No shares are available for future grants under the acquired plans.

PROPOSAL NO. 2

ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

Our shareholders are entitled to vote to approve, on an advisory (non-binding) basis, the compensation of our NEOs as disclosed in this Proxy Statement in accordance with Section 14A of the Exchange Act. At the 2023 annual meeting, as recommended by the Board, shareholders voted on an advisory (non-binding) basis to hold such an advisory (non-binding) vote, also known as the Say-on-Pay vote, annually.

Accordingly, we are providing you the opportunity as a shareholder to endorse or not endorse our executive compensation programs through an advisory vote for or against the following non-binding resolution:

“RESOLVED, that the Company’s shareholders APPROVE, on an advisory (non-binding) basis, the compensation paid to the Company’s NEOs, as disclosed pursuant to Item 402 of Regulation S-K and including the Compensation Discussion and Analysis, compensation tables, and related narrative discussion in the proxy statement.”

We invite you to consider the details of our executive compensation programs provided under the section entitled “Compensation Discussion and Analysis” in this Proxy Statement. That section provides you with information about the structure of our executive compensation program and the objectives that our compensation program is intended to achieve.

Because your vote is advisory, it will not be binding upon the Board. However, the Compensation and Human Capital Committee values the opinions that our shareholders express in their votes and will take into account the outcome of the vote when considering future executive compensation arrangements.

The proposal to approve the advisory (non-binding) vote on executive compensation requires the affirmative vote FOR of a majority of the shares present and voting on this matter.

The Board unanimously recommends a vote FOR approval of the compensation of Glacier’s NEOs as described in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative discussion in this Proxy Statement.

AUDITORS

Fees Paid to Independent Registered Public Accounting Firm

        Forvis Mazars, LLP was selected to serve as the Company’s independent public accountants for the 2025 fiscal year, and the shareholders of the Company ratified the selection at the annual meeting of shareholders in April 2025. The Audit Committee has selected Forvis Mazars, LLP to serve as the Company’s independent public accountants for the 2026 fiscal year, and the shareholders of the Company are being asked to ratify the selection at the 2026 Annual Meeting.

    The following table sets forth the aggregate fees charged to Glacier by Forvis Mazars, LLP for audit services rendered in connection with the audited consolidated financial statements and reports for the 2025 and 2024 fiscal years.

Fee Category	Fiscal 2025 ($)	% of Total	Fiscal 2024 ($)	% of Total
Audit Fees	1,840,000	100.0%	1,528,000	95.9%
Audit-Related Fees	—	—	65,000	4.1%
Tax Fees	—	—	—	—
All Other Fees	—	—	—	—
Total Fees	1,840,000	100.0%	1,593,000	100.0%

    Audit Fees. Consists of fees billed to Glacier for professional services rendered by Forvis Mazars, LLP in connection with the audits of the Company’s financial statements, the effectiveness of internal controls over financial accounting, the reviews of financial statements included in Glacier’s Forms 10-Q and 10-K and other documents filed with the SEC, and the services to Glacier in connection with statutory or regulatory filings or engagements.

    Audit-Related Fees. Consists of fees billed to Glacier in connection with registration statements and for technical accounting research and consultation relating to the adoption and implementation of new and revised financial accounting reporting standards.

    Tax Fees. There were no fees incurred for tax services for the fiscal years ended December 31, 2025 and 2024.

    All Other Fees. There were no fees for services not included above for the fiscal years ended December 31, 2025 and 2024.

In considering the nature of the services provided by Forvis Mazars, LLP, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with Forvis Mazars, LLP and Company management to determine that the services are permitted under the rules and regulations concerning auditor independence promulgated by (i) the SEC to implement the Sarbanes-Oxley Act of 2002 and (ii) the American Institute of Certified Public Accountants.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

    The services performed by Forvis Mazars, LLP in 2025 were pre-approved in accordance with the pre-approval policy and procedures adopted by the Audit Committee. This policy describes the permitted audit, audit-related, tax, and other services (collectively, “Disclosure Categories”) that Forvis Mazars, LLP may perform. The policy requires that, prior to the beginning of each fiscal year, a description of the services (“Service List”) expected to be performed by Forvis Mazars, LLP in each of the Disclosure Categories in the following fiscal year be presented to the Audit Committee for approval. Services provided by Forvis Mazars, LLP during 2025 that were included in the Service List were pre-approved in accordance with the policies and procedures of the Audit Committee.

Any requests for audit, audit-related, tax, and other services not contemplated on the Service List must be submitted to the Audit Committee for specific pre-approval, and services cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings of the Audit Committee. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chair of the Audit Committee. The Chair of the Audit Committee must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval.

    In addition, although not required by the rules and regulations of the SEC, the Audit Committee generally requests a range of fees associated with each proposed service on the Service List and any services that were not originally included on the Service List. Reviewing a range of fees for a service facilitates appropriate oversight and control of the independent auditor relationship, while permitting the Company to receive immediate assistance from Forvis Mazars, LLP when time is of the essence.

    The Audit Committee periodically reviews the status of services and fees incurred year-to-date against the original Service List and the forecast of remaining services and fees for the fiscal year.

REPORT OF AUDIT COMMITTEE

    The Audit Committee of Glacier’s Board of Directors makes the following report which, notwithstanding anything to the contrary set forth in any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, will not be incorporated by reference into any such filings and will not otherwise be deemed to be proxy soliciting materials or to be filed under such Acts.

The Board has determined that the current members of the Audit Committee meet the independence requirements as defined under the NYSE listing standards and that each of David C. Boyles and Craig A. Langel qualifies as an “audit committee financial expert” as defined by SEC rules.

Management has the primary responsibility for the financial statements and the reporting process of the Company, including the systems of internal controls. The Audit Committee is responsible for overseeing Glacier’s financial reporting processes on behalf of the Board.

The Audit Committee has met and held discussions with management and Glacier’s independent auditors. Management represented to the Audit Committee that Glacier’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors the matters required to be discussed by applicable rules of the Public Company Accounting Oversight Board (the “PCAOB”). The Audit Committee also received the written disclosures and the letter from the independent auditors required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence and discussed with the independent auditors the independent auditors’ independence.

Based on the Audit Committee’s review of the audited consolidated financial statements and the various discussions with management and the independent auditors noted above, the Audit Committee recommended that the Board include the audited consolidated financial statements in Glacier’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC.

Audit Committee Members

♦ David C. Boyles (Chair) ♦ Robert A. Cashell, Jr. ♦ Jesus T. Espinoza ♦
♦ Annie M. Goodwin ♦ Kristen L. Heck ♦ Michael B. Hormaechea ♦
♦ Craig A. Langel ♦ Douglas J. McBride ♦ Beth Noymer Levine ♦

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Forvis Mazars, LLP currently serves as our independent registered public accounting firm and conducted the audit of our financial statements for the fiscal years ended December 31, 2005 through December 31, 2025. The Audit Committee has appointed Forvis Mazars, LLP to serve as Glacier’s independent registered public accounting firm to conduct an audit of the financial statements for fiscal year 2026.

Appointment of Glacier’s independent registered public accounting firm is not required to be submitted to a vote of our shareholders for ratification. However, upon the recommendation of the Audit Committee, the Board has determined to submit the selection of auditors to our shareholders for ratification. In the event our shareholders fail to ratify the appointment, the Audit Committee may reconsider whether or not to retain Forvis Mazars, LLP and may retain Forvis Mazars, LLP or another firm without re-submitting the matter to our shareholders. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in Glacier’s and its shareholders’ best interests.

Representatives of Forvis Mazars, LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions.

The Board unanimously recommends a vote FOR the ratification of the appointment of Forvis Mazars, LLP to serve as Glacier’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

OTHER BUSINESS

    The Board knows of no other matters to be brought before the shareholders at the Annual Meeting. If other matters are properly presented for a vote at the Annual Meeting, the proxy holders will vote shares represented by properly executed proxies in their discretion in accordance with their judgment on such matters.

2027 SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Shareholder Proposals

    In order for a shareholder proposal to be considered for inclusion in our Proxy Statement for next year’s annual meeting, the written proposal must be received by the Company no later than November 12, 2026 and should contain the information required under our Bylaws. Such proposals also need to comply with the SEC’s regulations regarding the inclusion of shareholder proposals in Company-sponsored proxy materials. Shareholder proposals to be presented at the 2027 annual meeting of shareholders, which are not to be included in the Company’s proxy materials, must also be received by the Company no later than November 12, 2026, in accordance with the Company’s Bylaws. A copy of our Bylaws may be obtained from the Corporate Secretary or from our SEC filings at www.sec.gov.

Director Nominations

    Glacier’s Bylaws provide for the nomination of director candidates by its shareholders. In order to nominate one or more persons for election as directors, you must give written notice of your intent to make such nomination(s) by personal delivery or by U.S. mail, postage prepaid, no later than November 12, 2026. In addition, the notice must meet all other requirements contained in our Bylaws. Such notice should be sent to the attention of the Corporate Secretary of the Company and should contain the information set forth in the Company’s Bylaws including (a) the name and address of each proposed nominee and the number of shares of Glacier stock held by such nominee; (b) the principal occupation of each proposed nominee; (c) a description of any arrangements or understandings between the nominee and the nominating shareholder pursuant to which the nomination is being made; (d) your name and address; (e) the number of shares of Glacier stock you own of record; and (f) a consent of the nominee agreeing to the nomination. The presiding officer of the annual meeting may disregard your nomination if it does not contain the above information or otherwise does not meet the requirements set forth in our Bylaws.

The Nominating/Governance Committee will consider candidates for director recommended by any of our shareholders and will evaluate such recommendations in accordance with its charter, our Bylaws and the regular nominee criteria described in the section entitled “Nominating/Corporate Governance Committee.” This process is designed to ensure that the Board includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to our business. Eligible shareholders wishing to recommend a candidate for nomination should follow the procedures set forth in our Bylaws, as described above. In connection with its evaluation of a director nominee, the Nominating/Governance Committee may request additional information from the candidate or the recommending shareholder and may request an interview with the candidate. The Nominating/Governance Committee has discretion to decide which individuals to recommend for nomination as directors. Shareholders should submit any recommendations for director nominees at our 2027 annual meeting to us by November 12, 2026 (120 days prior to the anniversary of mailing this proxy statement).

Copy of Bylaws Provisions

    You may contact Glacier’s Corporate Secretary for a copy of the relevant Bylaws provisions regarding the requirements for submitting shareholder proposals and nominating director candidates.

ANNUAL REPORT TO SHAREHOLDERS

    Any shareholder may obtain without charge a copy of our Annual Report and/or Form 10-K filed with the SEC under the Exchange Act for the year ended December 31, 2025, including financial statements. Written requests for the Annual Report and/or Form 10-K should be addressed to: Corporate Secretary, 49 Commons Loop, Kalispell, Montana 59901. The Annual Report and Form 10-K are also available at www.glacierbancorp.com under the “Quick Links.”

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

    In some cases, only one copy of this Proxy Statement is being delivered to multiple shareholders who share an address (unless we have received contrary instructions from one or more of the shareholders). We will deliver promptly, upon written request, a separate copy of this Proxy Statement to a shareholder at a shared address to which a single copy of the document was delivered. To request a separate delivery of these materials now or in the future, a shareholder may submit a written request to Glacier’s Corporate Secretary at the address above. A shareholder may also request these materials by calling (406) 756-4200. Additionally, any shareholders who are presently sharing an address and receiving multiple copies of either the Proxy Statement or the Annual Report and who would rather receive a single copy of such materials may instruct us accordingly by directing their request to us in the manner provided above.

March 12, 2026	BY ORDER OF THE BOARD OF DIRECTORS
/s/ Ron J. Copher
Ron J. Copher, Secretary

GLACIER BANCORP, INC.
ATTN: RON COPHER
49 COMMONS LOOP
KALISPELL, MT 59901

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on April 28, 2026 for shares held directly and by 11:59 p.m. Eastern Time on April 27, 2026 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on April 28, 2026 for shares held directly and by 11:59 p.m. Eastern Time on April 27, 2026 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V86147-P45598 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GLACIER BANCORP, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect ten directors to serve on the board of directors until the 2027 annual meeting of shareholders:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) David C. Boyles
02) Robert A. Cashell, Jr.
03) Randall M. Chesler
04) Jesus T. Espinoza
05) Annie M. Goodwin
06) Kristen L. Heck
07) Michael B. Hormaechea
08) Craig A. Langel
09) Douglas J. McBride
10) Beth Noymer Levine

The Board of Directors recommends you vote FOR proposals 2 and 3:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V86148-P45598

GLACIER BANCORP, INC.
Annual Meeting of Shareholders
April 29, 2026 at 9:00 AM Mountain Time
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Craig A. Langel, with full power to act alone and of substitution, as proxy to represent and to vote, as designated on the reverse side of this proxy, all of the shares of Common Stock of GLACIER BANCORP, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 AM, Mountain Time on April 29, 2026 at The Hilton Garden Inn, 1840 Highway 93 South, Kalispell MT 59901.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. In their discretion, the proxy designated above is authorized to vote on such other matters as may properly come before the Annual Meeting of Shareholders or any adjournments or postponements thereof.

Continued and to be signed on reverse side